Exhibit 99(b)




                               AGREEMENT AND PLAN

                          OF REORGANIZATION AND MERGER

                                  By AND AMONG

                      YADKIN VALLEY BANK and TRUST COMPANY

                                       AND

                       HIGH COUNTRY FINANCIAL CORPORATION

                                       AND

                                HIGH COUNTRY BANK






                                 August 27, 2003





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                                                           TABLE OF CONTENTS


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ARTICLE I     THE MERGER..........................................................................................1
   1.01.      Names of Merging Corporations.......................................................................1
   1.02.      Nature of Transaction; Plan of Merger...............................................................1
   1.03.      Effect of Merger; Surviving Corporation.............................................................2
   1.04.      Assets and Liabilities of HC Financial..............................................................2
   1.05.      Conversion and Exchange of Stock....................................................................2
      (a)     Merger Consideration................................................................................2
      (b)     Stock Consideration Exchange Ratio..................................................................2
      (c)     Election of Form of Consideration...................................................................2
      (d)     Required Ratio of Consideration; Allocations of Consideration.......................................3
      (e)     Notification and Payment Procedures; Book Entry Ownership...........................................4
      (f)     HC Financial Certificates...........................................................................4
      (g)     Voting Rights and Dividends.........................................................................4
      (h)     Antidilutive Adjustments............................................................................4
      (i)     Dissenters..........................................................................................5
   1.06.      Bank Merger.........................................................................................5
   1.07.      Effect of Bank Merger; Surviving Corporation........................................................5
   1.08       Articles of Incorporation, Bylaws and Management....................................................5
   1.09.      Closing; Effective Time.............................................................................5
   1.10       Outstanding Yadkin Stock............................................................................6
ARTICLE II     REPRESENTATIONS AND WARRANTIES OF HC FINANCIAL AND HIGH COUNTRY....................................6
   2.01.      Organization; Standing; Power.......................................................................6
   2.02       Capital Stock.......................................................................................6
   2.03.      Principal Shareholders..............................................................................6
   2.04.      Subsidiaries........................................................................................7
   2.05.      Convertible Securities, Options, Etc................................................................7
   2.06.      Authorization and Validity of Agreement.............................................................7
   2.07.      Validity of Transactions; Absence of Required Consents or Waivers...................................7
   2.08.      Books and Records of HC Financial and High Country..................................................8
   2.09.      Reports of HC Financial and High Country............................................................8
   2.10.      HC Financial Financial Statements...................................................................8
   2.11.      Tax Returns and Other Tax Matters...................................................................8
   2.12.      Absence of Material Adverse Changes or Certain Other Events.........................................9
   2.13.      Absence of Undisclosed Liabilities..................................................................9
   2.14.      Compliance with Existing Obligations................................................................9
   2.15.      Litigation and Compliance with Law..................................................................9
   2.16.       Real Properties...................................................................................10
   2.17.      Loans, Accounts, Notes and Other Receivables.......................................................11
   2.18.      Securities Portfolio and Investments...............................................................11
   2.19.      Personal Property and Other Assets.................................................................12
   2.20.      Patents and Trademarks.............................................................................12
   2.21.      Environmental Matters..............................................................................12
   2.22.      Absence of Brokerage or Finder's Commissions.......................................................14
   2.23.      Material Contracts.................................................................................14
   2.24.      Employment Matters; Employee Relations.............................................................14
   2.25.      Employment Agreements; Employee Benefit Plans......................................................15
   2.26.      Insurance..........................................................................................16
   2.27.      Insurance of Deposits..............................................................................17
   2.28.      Obstacles to Regulatory Approval...................................................................17
   2.29.      Disclosure.........................................................................................17
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ARTICLE III     REPRESENTATIONS AND WARRANTIES OF YADKIN.........................................................17
   3.01.      Organization; Standing; Power......................................................................17
   3.02.      Capital Stock......................................................................................18
   3.03.      Principal Shareholders.............................................................................18
   3.04.      Subsidiaries.......................................................................................18
   3.05.      Convertible Securities, Options, Etc...............................................................18
   3.06.      Authorization and Validity of Agreement............................................................18
   3.07.      Validity of Transactions; Absence of Required Consents or Waivers..................................18
   3.08.      Yadkin Books and Records...........................................................................19
   3.09.      Yadkin Reports.....................................................................................19
   3.10.      Yadkin Financial Statements........................................................................19
   3.11.      Absence of Material Adverse Changes or Certain Other Events........................................19
   3.12.      Litigation and Compliance with Law.................................................................20
   3.13.      Patents and Trademarks.............................................................................20
   3.14.      Absence of Brokerage or Finders Commissions........................................................20
   3.15.      Insurance..........................................................................................21
   3.16.      Insurance of Deposits..............................................................................21
   3.17.      Obstacles to Regulatory Approval...................................................................21
   3.18.      Tax Returns and Other Tax Matters..................................................................21
   3.19.      Real Properties....................................................................................21
   3.20.      Loans, Accounts, Notes and Other Receivables.......................................................22
   3.21.      Securities Portfolio and Investments...............................................................22
   3.22.      Personal Property and Other Assets.................................................................23
   3.23.      Environmental Matters..............................................................................23
   3.24.      Employment Matters; Employee Relations.............................................................24
   3.25.      Compliance with Existing Obligations...............................................................25
   3.26.      Disclosure.........................................................................................25
   3.27.      Absence of Undisclosed Liabilities.................................................................25
ARTICLE IV     COVENANTS OF HC FINANCIAL AND HIGH COUNTRY........................................................25
   4.01.      Affirmative Covenants of HC Financial and High Country.............................................25
      (a)     High Country Shareholders' Meeting.................................................................25
      (b)     Conduct of Business Prior to Effective Time........................................................25
      (c)     Periodic Financial and Other Information...........................................................26
      (d)     Notice of Certain Changes or Events................................................................27
      (e)     Accruals for Loan Loss Reserve and Expenses........................................................27
      (f)     Consents to Assignment of Leases...................................................................27
      (g)     Access.............................................................................................27
      (h)     Deposit Liabilities................................................................................28
      (i)     Further Action; Instruments of Transfer............................................................28
   4.02.      Negative Covenants of HC Financial and High Country................................................28
      (a)     Amendments to Articles of Incorporation or Bylaws..................................................28
      (b)     Change in Capital Stock............................................................................28
      (c)     Options, Warrants and Rights.......................................................................28
      (d)     Dividends..........................................................................................28
      (e)     Employment, Benefit or Retirement Agreements or Plans..............................................28
      (f)     Increase in Compensation; Bonuses..................................................................29
      (g)     Accounting Practices...............................................................................29
      (h)     Acquisitions; Additional Branch Offices............................................................29
      (i)     Changes in Business Practices......................................................................29
      (j)     Exclusive Merger Agreement.........................................................................29
      (k)     Acquisition or Disposition of Assets...............................................................29
      (l)     Debt; Liabilities..................................................................................30
      (m)     Liens; Encumbrances................................................................................30
      (n)     Waiver of Rights...................................................................................30
      (o)     Other Contracts....................................................................................30
      (p)     Aggregate Deposit Liabilities......................................................................30
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      (q)     Foreclosures.......................................................................................31
ARTICLE V     COVENANTS OF YADKIN................................................................................31
   5.01.      Affirmative Covenants of Yadkin....................................................................31
      (a)     Yadkin Shareholders' Meeting.......................................................................31
      (b)     Access.............................................................................................31
      (c)     Further Action; Instruments of Transfer............................................................31
      (d)     Employment of Other HC Financial and High Country Employees........................................31
      (e)     Employee Benefits..................................................................................32
      (f)     Directors..........................................................................................32
      (g)     Blue Sky Approvals.................................................................................33
      (h)     Available Funds....................................................................................33
      (i)     NASDAQ Notification................................................................................33
   5.02.      Negative Covenants of Yadkin.......................................................................33
      (a)     Amendments to Articles of Incorporation or Bylaws..................................................33
      (b)     Change in Capital Stock............................................................................33
      (c)     Options, Warrants and Rights.......................................................................33
      (d)     Dividends..........................................................................................33
      (e)     Accounting Practices...............................................................................33
      (f)     Changes in Business Practices......................................................................34
ARTICLE VI     ADDITIONAL AGREEMENTS.............................................................................34
   6.01.      Preparation and Distribution of Proxy Statement/Offering Circular..................................34
   6.02.      Regulatory Approvals...............................................................................34
   6.03.      Information for Proxy Statement/Offering Circular and Applications for Regulatory Approvals........34
   6.04.      Expenses...........................................................................................35
   6.05.      Announcements......................................................................................35
   6.06.      Real Property Matters..............................................................................35
   6.07.      Treatment of High Country Options and Warrants.....................................................36
   6.08.      Treatment of 401(k) Plan...........................................................................36
   6.09.      Officer Employment Agreements......................................................................37
   6.10.      Directors' and Officers' Liability Insurance.......................................................37
   6.11       Tax Opinion........................................................................................37
ARTICLE VII     CONDITIONS PRECEDENT TO MERGER...................................................................37
   7.01.      Conditions to all Parties' Obligations.............................................................37
      (a)     Approval by Regulatory Authorities; Disadvantageous Conditions.....................................37
      (b)     Adverse Proceedings, Injunction, Etc...............................................................38
      (c)     Approval by Boards of Directors and Shareholders...................................................38
      (d)     Fairness Opinions..................................................................................38
      (e)     Tax Opinion........................................................................................38
      (f)     No Termination or Abandonment......................................................................38
      (g)     Articles of Merger; Other Actions..................................................................38
   7.02.      Additional Conditions to Yadkin's Obligations......................................................38
      (a)     Material Adverse Change............................................................................39
      (b)     Compliance with Laws...............................................................................39
      (c)     HC Financial's and High Country's Representations and Warranties and Performance of Agreements;
      Officers' Certificate......................................................................................39
      (d)     Legal Opinion of HC Financial's and High Country's Counsel.........................................39
      (e)     Other Documents and Information....................................................................39
      (f)     Acceptance by Yadkin's Counsel.....................................................................39
      (g)     Option Plan Matters................................................................................39
      (h)     Consents to Assignment of Property Leases..........................................................39
      (i)     Officer Agreements.................................................................................40
   7.03.      Additional Conditions to HC Financial's and High Country's Obligations.............................40
      (a)     Material Adverse Change............................................................................40
      (b)     Compliance with Laws...............................................................................40
      (c)     Yadkin's Representations and Warranties and Performance of Agreements; Officers' Certificate.......40
      (d)     Legal Opinion of Yadkin's Counsel..................................................................40
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      (e)     Other Documents and Information....................................................................40
      (f)     Acceptance by HC Financial's Counsel...............................................................40
      (g)     Merger Expenses....................................................................................40
ARTICLE VIII     TERMINATION; BREACH; REMEDIES...................................................................41
   8.01.      Mutual Termination.................................................................................41
   8.02.      Unilateral Termination.............................................................................41
      (a)     Termination by HC Financial and High Country.......................................................41
      (b)     Termination by Yadkin..............................................................................42
   8.03.      Breach; Remedies...................................................................................43
ARTICLE IX     INDEMNIFICATION...................................................................................44
   9.01.      Indemnification Following Termination of Agreement.................................................44
   9.02.      Procedure for Claiming Indemnification.............................................................45
ARTICLE X     MISCELLANEOUS PROVISIONS...........................................................................45
   10.01.     Survival of Representations, Warranties, Indemnification and Other Agreements......................45
      (a)     Representations, Warranties and Other Agreements...................................................45
      (b)     Indemnification....................................................................................45
   10.02.     Waiver.............................................................................................45
   10.03.     Amendment..........................................................................................46
   10.04.     Notices............................................................................................46
   10.05.     Further Assurance..................................................................................46
   10.06.     Headings and Captions..............................................................................46
   10.07.     Gender and Number..................................................................................46
   10.08.     Entire Agreement...................................................................................46
   10.09.     Severability of Provisions.........................................................................47
   10.10.     Assignment.........................................................................................47
   10.11.     Counterparts.......................................................................................47
   10.12.     Governing Law......................................................................................47
   10.13.     Previously Disclosed Information...................................................................47
   10.14      Best Knowledge.....................................................................................47
   10.15.     Inspection.........................................................................................47
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                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                                  BY AND AMONG
                      YADKIN VALLEY BANK AND TRUST COMPANY,
                       HIGH COUNTRY FINANCIAL CORPORATION
                              AND HIGH COUNTRY BANK

          THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Agreement") is entered into as of the 27th day of August 2003, by and among YADKIN VALLEY BANK AND TRUST COMPANY ("Yadkin"), HIGH COUNTRY FINANCIAL CORPORATION ("HC Financial") and HIGH COUNTRY BANK ("High Country").

          WHEREAS, Yadkin is a North Carolina banking corporation with its principal office and place of business located in Elkin, North Carolina; and,

          WHEREAS, HC Financial is a North Carolina business corporation with its principal office and place of business located in Boone, North Carolina, and a bank holding company registered as such with the Board of Governors of the Federal Reserve System by virtue of its being the owner of all the issued and outstanding shares of common stock of High Country; and,

          WHEREAS, High Country is a North Carolina banking corporation with its principal office and place of business located in Boone, North Carolina; and,

          WHEREAS, Yadkin, High Country and HC Financial have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for HC Financial and High Country to be merged with and into Yadkin in the manner and upon the terms and conditions contained in this Agreement; and,

          WHEREAS, to effectuate the foregoing, Yadkin, High Country and HC Financial desire to adopt this Agreement as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended; and,

          WHEREAS, Yadkin's Board of Directors has adopted this Agreement and will recommend to Yadkin's shareholders that they approve this Agreement and the transactions described herein; and,

          WHEREAS, High Country's and HC Financial's respective Boards of Directors have each adopted this Agreement and HC Financial's Board of Directors, by virtue of the fact that it is the sole shareholder of High Country, desires to approve this Agreement as sole shareholder by authorizing the execution hereof, and HC Financial's Board of Directors will recommend to HC Financial's shareholders that they approve this Agreement and the transactions described herein.

          NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, Yadkin, High Country and HC Financial hereby adopt and make this Agreement and mutually agree as follows:

                                    ARTICLE I
                                   THE MERGER

     1.01. Names of Merging Corporations. The names of the corporations proposed
           -----------------------------
to be merged are Yadkin Valley Bank and Trust Company ("Yadkin") and High Country Financial Corporation ("HC Financial").

     1.02. Nature of Transaction; Plan of Merger. Subject to the provisions of
           ---------------------
this Agreement, at the "Effective Time" (as defined in Paragraph 1.09 below), HC Financial will be merged into and with Yadkin (the "Merger") as provided in the plan of merger attached as Exhibit A to this Agreement (the "Plan of Merger").
                           ---------



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     1.03. Effect of Merger; Surviving Corporation. At the Effective Time, and
           ---------------------------------------
by reason of the Merger, the separate corporate existence of HC Financial shall cease while the corporate existence of Yadkin as the surviving corporation in the Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger. Following the Merger, Yadkin shall continue to operate as a North Carolina banking corporation and will conduct its business at the then legally established branch and main offices of Yadkin, and shall conduct business under the name "Yadkin Valley Bank and Trust Company." The duration of the corporate existence of Yadkin, as the surviving corporation, shall be perpetual and unlimited.

     1.04. Assets and Liabilities of HC Financial. At the Effective Time, and by
           --------------------------------------
reason of the Merger, and in accordance with applicable law, all of the property, assets and rights of every kind and character of HC Financial (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to HC Financial, whether tangible or intangible) shall be transferred to and vest in Yadkin, and Yadkin shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of HC Financial, all without any conveyance, assignment or further act or deed; and, Yadkin shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of HC Financial as of the Effective Time. By virtue of the Merger, HC Financial's interest in and ownership of the outstanding shares of common stock of its wholly-owned subsidiary, High Country Bank ("High Country"), shall be transferred to and vest in Yadkin, and High Country shall become a wholly-owned subsidiary of Yadkin, whereupon, High Country will immediately be merged into and with Yadkin as provided in Paragraph 1.06 hereof.

     1.05. Conversion and Exchange of Stock.
           --------------------------------

          (a) Merger Consideration. Except as otherwise provided in this
              --------------------
Agreement, at the Effective Time all rights of HC Financial's shareholders with respect to all outstanding shares of HC Financial Common Stock (as such term is defined in Paragraph 2.02(a) hereof) shall cease to exist and, as consideration for and to effect the Merger, each such outstanding share shall be converted, without any action by Yadkin, HC Financial or any HC Financial shareholder, into the right to receive either: (i) cash in the amount of $24.02 (the "Cash Consideration"); or (ii) a number of shares of Yadkin Common Stock (as defined in Paragraph 3.02) equal to the Exchange Ratio as defined in Paragraph 1.05(b) (the "Stock Consideration"). The Cash and the Stock Consideration, collectively and in the aggregate, shall be referred to herein as the "Merger Consideration." No share of HC Financial Common Stock, other than shares as to which the holders have validly exercised Dissenters' Rights (as defined in Paragraph 1.05(i)), shall be deemed to be outstanding or have any rights other than those set forth in this Paragraph 1.05(a) after the Effective Time.

          (b) Stock Consideration Exchange Ratio. Should the Yadkin Average
              ----------------------------------
Price (as defined below) be equal to or greater than $15.84 or equal to or less than $20.16, then the Exchange Ratio will be 1.3345 shares of Yadkin Common Stock for each share of HC Financial Common Stock. However, should the Yadkin Average Price be less than $15.84 but equal to or greater than $13.50, the Exchange Ratio will be adjusted so that the value of the Stock Consideration will be $21.14 (1. 3345 times $15.84) per share of HC Financial Common Stock. For example, if the Yadkin Average Price is $13.50, the Exchange Ratio will be
1.5658 which is $21.14 divided by $13.50. However, should the Yadkin Average Price be greater than $20.16 but less than or equal to $22.50, then the Exchange Ratio will be adjusted so that the value of the Stock Consideration will be $26.90 (1.3345 times $20.16) per share of HC Financial Common Stock. For example, if the Yadkin Average Price is $22.50, the Exchange Ratio will be
1.1957 which is $26.90 divided by $22.50. For purposes of this Paragraph 1.05(b), "Yadkin Average Price" shall mean the average of the closing price per share of Yadkin Common Stock as reported on the Nasdaq National Market for the fifteen (15) consecutive trading days preceding the day prior to the date of the approval order of the Merger by the Federal Deposit Insurance Corporation or the North Carolina Banking Commission, whichever is later.

          (c) Election of Form of Consideration. Subject to the limitations
              ---------------------------------
described in this Agreement, each HC Financial shareholder shall have the right to elect the following forms of Merger Consideration into which his or her shares of HC Financial Common Stock will be converted: (i) all Cash Consideration, (ii) all Stock Consideration, or (iii) a combination of 10% Cash Consideration and 90% Stock Consideration. Each



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shareholder's election must be made in writing in a form prescribed by Yadkin
(an "Election of Consideration"). Yadkin shall forward the Election of Consideration to all shareholders of HC Financial at a reasonable date prior to the High Country Shareholders Meeting (as such term is defined in Paragraph 4.01(a) hereof). To be valid, an Election of Consideration must be signed by the shareholder and delivered to Yadkin within 10 business days following the High Country Shareholders Meeting. Shareholders of HC Financial who do not return a properly completed Election of Consideration, or whose Elections of Consideration are received by Yadkin after the time prescribed, will be deemed to have made no election. Yadkin shall have the discretion, which it may delegate in whole or in part to an exchange agent appointed by Yadkin ("Exchange Agent"), to determine whether the Elections of Consideration have been properly completed, signed and submitted or changed or revoked and to disregard immaterial defects in Elections of Consideration. The decision of Yadkin (or the Exchange Agent) in such matters shall be conclusive and binding and without any liability whatsoever to HC Financial. Neither Yadkin nor its Exchange Agent will be under any obligation to notify any person of any defect in Elections of Consideration submitted to the Exchange Agent.

          (d) Required Ratio of Consideration; Allocations of Consideration.
              -------------------------------------------------------------
Notwithstanding the right of HC Financial's shareholders to elect the form of Merger Consideration into which their shares of HC Financial Common Stock are converted, the Merger Consideration (not including consideration delivered to HC Financial's shareholders who exercise their "Dissenters' Rights") must consist of shares of Yadkin Common Stock and cash, such that 90% of the outstanding shares of HC Financial Common Stock are converted into shares of Yadkin Common Stock and such that 10% of the outstanding shares of HC Financial Common Stock are converted into cash. An election of Cash Consideration is herein referred to as a "Cash Election," and shares as to which a Cash Election has been made are herein referred to as "Cash Election Shares." An election of Stock Consideration is herein referred to as a "Stock Election," and shares as to which a Stock Election has been made are herein referred to as "Stock Election Shares." An election of 90% Stock Consideration and 10% Cash Consideration is herein referred to as a "Mixed Election," and shares as to which a Mixed Election has been made are herein referred to as "Mixed Election Shares." A failure to indicate an election is herein referred to as a "Non-Election," and shares as to which there is a Non-Election are herein referred to as "Non-Electing Shares." The aggregate number of shares of HC Financial Common Stock that are to be converted into the Cash Consideration (the Cash Election Shares plus 10% of the number of Mixed Election Shares) is referred to herein as the "Cash Election Number." In the event that the elections of Merger Consideration by HC Financial's shareholders call for an aggregate number of shares of HC Financial Common Stock to be converted into Yadkin Common Stock (not including shares for which cash is issued to shareholders who exercise "Dissenters' Rights" as defined in Paragraph 1.05(i) below), which is equal to, more than, or less than the percentage specified above, then the Merger Consideration shall be allocated among part or all of HC Financial's shareholders as follows:

          (i) In any event, with respect to Mixed Election Shares, ten percent (10%) shall be converted into Cash Consideration and ninety percent (90%) shall be converted into the Stock Consideration.

          (ii) If the Cash Election Number is equal to 10.0% of the number of outstanding shares of HC Financial Common Stock, then: (A) there shall be no adjustment to the Cash Election Shares or Stock Election Shares; and (B) Non-Electing Shares shall be treated as Stock Election Shares.

          (iii) If the Cash Election Number is in excess of 10.0% of the number of outstanding shares of HC Financial Common Stock, then: (A) Non-Electing Shares shall first be deemed to be Stock Election Shares; (B) Cash Election Shares shall be reduced pro rata by multiplying the number of Cash Election Shares of each HC Financial shareholder by a fraction, the numerator of which is the number of Cash Election Shares minus the difference between the Cash Election Number and 10% of the number of outstanding shares of HC Financial Common Stock, and the denominator of which is the number of Cash Election Shares; and (C) the shares of each such shareholder representing the difference between the shareholder's initial Cash Election and the shareholder's reduced Cash Election pursuant to clause (d)(iii)(B) shall be converted into and be deemed to be Stock Election Shares.

          (iv) If the Cash Election Number is less than 10.0% of the number of outstanding shares of HC Financial Common Stock, then: (A) Non-Electing Shares shall first be deemed to be Stock Election Shares and such number of Non-Electing Shares shall be included in the number of Stock Election

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     Shares ("Stock Election Number"); (B) Stock Election Shares of each HC
     Financial shareholder shall be reduced pro rata by multiplying the number of Stock Election Shares by a fraction, the numerator of which is 90% of the number of outstanding shares of HC Financial Common Stock minus the number of Mixed Election Shares converted to Stock Consideration, and the denominator of which is the Stock Election Number; and (C) the shares of each such shareholder representing the difference between the shareholder's initial Stock Election and the shareholder's reduced Stock Election pursuant to clause (d)(iv)(B) shall be converted into and be deemed to be Cash Election Shares.

Any questions regarding such allocations shall be resolved in such manner as Yadkin, in its sole discretion, shall consider reasonable and appropriate. Yadkin's decision regarding any such allocations shall be final and binding on HC Financial's shareholders and all parties to this Agreement.

          (e) Notification and Payment Procedures; Book Entry Ownership. After
              ---------------------------------------------------------
the total Stock Consideration has been allocated pursuant to the provisions of this Paragraph 1.05 (which shall be as soon as practicable following the Effective Time), Yadkin shall send or cause to be sent to each former HC Financial shareholder of record immediately prior to the Effective Time written notice ("Transmittal Letter") confirming the Merger Consideration to which such shareholder is entitled in exchange for his or her HC Financial Common Stock and an amount of cash to which such shareholder is entitled in exchange for his or her HC Financial Common Stock. The Transmittal Letter will request that each former HC Financial shareholder dispose of the certificates evidencing HC Financial Common Stock (each a "HC Financial Certificate"). Yadkin or its Exchange Agent will maintain a book entry list of the Yadkin Common Stock to which each former HC Financial shareholder is entitled. Certificates evidencing the Yadkin Common Stock into which the shareholder's HC Financial Common Stock has been converted will not be issued.

          (f) HC Financial Certificates. At the Effective Time, and without any
              -------------------------
action by Yadkin, HC Financial, High Country or any HC Financial shareholder, HC Financial's stock transfer books shall be closed and there shall be no further transfers of HC Financial Common Stock on its stock transfer books or the registration of any transfer of a HC Financial Certificate by any holder thereof, and the holders of HC Financial Certificates shall cease to be, and shall have no further rights as, stockholders of HC Financial other than as provided in this Agreement. Following the Effective Time, HC Financial Certificates shall evidence only the right of the registered holder thereof to receive the Merger Consideration into which his or her HC Financial Common Stock was converted at the Effective Time or, in the case of HC Financial Common Stock held by shareholders who properly shall have exercised Dissenters' Rights (as defined in Paragraph 1.05(i)), cash as provided in Article 13 of the North Carolina Business Corporation Act.

          (g) Voting Rights and Dividends. Following the Effective Time, former
              ---------------------------
shareholders of record of HC Financial shall be entitled to vote at any meeting of Yadkin shareholders the number of whole shares into which their respective HC Financial Common Stock are converted pursuant to the Merger. Any dividend or other distribution payable by Yadkin with respect to that Yadkin Common Stock as of any date subsequent to the Effective Time shall be paid or delivered to the former HC Financial shareholder.

          (h) Antidilutive Adjustments. If, prior to the Effective Time, HC
              -------------------------
Financial or Yadkin shall declare any dividend payable in shares of HC Financial Common Stock or Yadkin Common Stock or shall subdivide, split, reclassify or combine the presently outstanding shares of HC Financial Common Stock or Yadkin Common Stock, then an appropriate and proportionate adjustment shall be made in the Merger Consideration to be issued in exchange for each of the shares of HC Financial Common Stock.

          (i) Dissenters. Any shareholder of HC Financial who properly exercises
              ----------
the right of dissent and appraisal with respect to the Merger as provided in
Section 55-13-02 of the North Carolina General Statutes ("Dissenters' Rights") shall be entitled to receive payment of the fair value of his or her shares of HC Financial Common Stock in the manner and pursuant to the procedures provided therein. Shares of HC Financial Common Stock held by persons who exercise Dissenters' Rights shall not be converted as described in Paragraph 1.05(a). However, if any shareholder of HC Financial who exercises Dissenters' Rights shall fail to perfect those rights, or effectively shall waive or lose such rights, then each of his or her shares of HC Financial Common Stock, at Yadkin's sole option, shall be deemed to have been converted into Non-Electing Shares and have the right to receive Merger Consideration as of the Effective Time as provided in Paragraph 1.05(a) hereof.

     1.06. Bank Merger. As soon as practicable following the Effective Time,
           -----------
High Country will be merged with and into Yadkin (the "Bank Merger") as provided in the plan of merger attached as Exhibit B to this Agreement (the "Plan of Bank Merger").

     1.07. Effect of Bank Merger; Surviving Corporation. At the Effective Time,
           --------------------------------------------
and by reason of the Bank Merger, the separate corporate existence of High Country shall cease while the corporate existence of Yadkin as the surviving corporation in the Bank Merger shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Bank Merger. Following the Bank Merger, Yadkin shall continue to operate as a North Carolina banking corporation and will conduct its business at the then legally established branch and main offices of Yadkin and High Country, and shall conduct business under the name "Yadkin Valley Bank and Trust Company" except in: (i) Watauga County, North Carolina; and (ii) such other market areas as determined by Yadkin, where Yadkin shall conduct business under the name "High Country Bank." The duration of the corporate existence of Yadkin, as the surviving corporation, shall be perpetual and unlimited.

     1.08 Articles of Incorporation, Bylaws and Management. The Articles of
          ------------------------------------------------
Incorporation and Bylaws of Yadkin in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of Yadkin as the surviving corporation in each of the Merger and the Bank Merger. The directors of HC Financial and High Country named in Paragraph 5.01(f), who remain in office at the Effective Time shall be appointed to the Board of Directors of Yadkin, to hold such office until removed as provided by law or until the election or appointment of their respective successors. The President and Chief Executive Officer of HC Financial as of the date of this Agreement, provided he remains in office at the Effective Time, shall be named a Regional President of Yadkin to hold such office until removed as provided by law or until the election or appointment of his successor. The directors and officers of Yadkin in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors.

     1.09. Closing; Effective Time. The closing of the Merger, the Bank Merger,
           -----------------------
and other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Yadkin in Elkin, North Carolina, or at such other place as Yadkin and HC Financial may agree, on a date mutually agreeable to Yadkin and HC Financial (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Merger and the Bank Merger by Regulatory Authorities (as defined in Paragraph 2.06) (but in no event more than sixty (60) days following the expiration of all such required waiting periods). At the Closing, Yadkin, HC Financial and High Country shall each take such actions (including without limitation the delivery of certain closing documents and the execution of Articles of Merger and Articles of Bank Merger under North Carolina law) as are required by this Agreement and as otherwise shall be required by law to consummate the Merger and the Bank Merger and cause each to become effective.

     Subject to the terms and conditions set forth in this Agreement, the Merger shall become effective on the date and at the time (the "Effective Time") specified in the Articles of Merger, executed by Yadkin, and filed by it with the North Carolina Secretary of State in accordance with applicable law; provided, however, that the Effective Time shall in no event be more than ten
(10) days following the Closing Date. The Bank Merger shall become effective on the date and at the time specified in the Articles of Bank Merger containing the appropriate certificate of approval of the North Carolina Commissioner of Banks, executed by Yadkin and filed by it with the North Carolina

Secretary of State in accordance with applicable law; provided, however, that Yadkin shall use its best efforts to cause the Bank Merger to become effective as soon as practicable following the Effective Time.

     1.10 Outstanding Yadkin Stock. The status of the shares of Yadkin Common
          ------------------------
Stock that are outstanding immediately prior to the Effective Time shall not be affected by the Merger.


                                   ARTICLE II
                        REPRESENTATIONS AND WARRANTIES OF
                          HC Financial AND HIGH COUNTRY

     Except as otherwise specifically described in this Agreement or as "Previously Disclosed" (as such term is defined in Paragraph 10.13 hereof) by HC Financial and High Country to Yadkin, HC Financial and High Country hereby make the following representations and warranties to Yadkin:

     2.01. Organization; Standing; Power. HC Financial is duly organized and
           -----------------------------
incorporated, validly existing and in good standing as a corporation under the laws of the State of North Carolina and High Country is duly organized and incorporated, validly existing and in good standing as a banking corporation under the laws of the State of North Carolina. HC Financial and High Country each (i) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as it now is being conducted; (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by it therein, or in which the transaction of its business, makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on HC Financial and High Country considered as one enterprise; and (iii) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal, state or local law or any rule or regulation promulgated thereunder, except where such violation would not have a material adverse effect on HC Financial and High Country considered as one enterprise. High Country is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. High Country is a member of the Federal Home Loan Bank ("FHLB") of Atlanta.

     2.02 Capital Stock.
          --------------

          (a) HC Financial's authorized capital stock consists of 5,000,000 shares of preferred stock, no par value ("HC Financial Preferred Stock") and 20,000,000 shares of common stock, no par value, one vote per share (the "HC Financial Common Stock") of which no more than 1,419,809 shares are issued and outstanding as of the date of this Agreement.

          Each outstanding share of HC Financial Common Stock: (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable; and (ii) has not been issued in violation of the preemptive rights of any shareholder. The HC Financial Common Stock has been registered with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and HC Financial is subject to the registration and reporting requirements of the 1934 Act.

          (b) High Country's authorized capital stock consists of 20,000,000 shares of common stock, $5.00 par value, one vote per share (the "High Country Common Stock"), of which 1,416,822 shares are issued and outstanding as of the date of this Agreement.

          Each outstanding share of High Country Common Stock: (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable (except to the extent provided in Section 53-42 of the North Carolina General Statutes); and (ii) has not been issued in violation of the preemptive rights of any shareholder.

          2.03. Principal Shareholders. HC Financial owns 100% of the
                ----------------------
outstanding High Country Common Stock. There are no outstanding shares of HC Financial Preferred Stock. No person or entity is known to management of HC Financial to beneficially own, directly or indirectly, more than 5% of the outstanding shares of HC Financial Common Stock.

     2.04. Subsidiaries. Except for High Country Securities, Inc., High Country
           ------------
has no subsidiaries, direct or indirect, and, except for equity securities included in its investment portfolio at June 30, 2003, does not own any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity. High Country is the only subsidiary of HC Financial.

     2.05. Convertible Securities, Options, Etc. Except for 206,250 outstanding
           -------------------------------------
options and 276,322 outstanding warrants to purchase shares of HC Financial Common Stock, HC Financial does not have any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of HC Financial Common Stock or any other securities of HC Financial; (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person or entity to receive or acquire any shares of HC Financial Common Stock or any other securities of HC Financial; or (iii) plans, agreements or other arrangements pursuant to which shares of HC Financial Common Stock or any other securities of HC Financial, or options, warrants, rights, calls or other commitments of any nature pertaining to any securities of HC Financial, have been or may be issued.

     2.06. Authorization and Validity of Agreement. This Agreement has been duly
           ---------------------------------------
and validly adopted by the respective Boards of Directors of HC Financial and High Country. Subject only to approval of the shareholders of HC Financial in the manner required by law and receipt of all required approvals of governmental or regulatory authorities having statutory jurisdiction over Yadkin, HC Financial or High Country (collectively, the "Regulatory Authorities" or individually, a "Regulatory Authority") of the transactions described herein,
(i) HC Financial and High Country each has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described in this Agreement; (ii) all corporate proceedings and approvals required to authorize HC Financial and High Country to enter into this Agreement and to perform their obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained; and (iii) this Agreement constitutes the valid and binding agreement of HC Financial and High Country enforceable in accordance with its terms, except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally; (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies; (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions; and (D) the rights of the United States under the Federal Tax Lien Act of 1966, as amended.

     2.07. Validity of Transactions; Absence of Required Consents or Waivers.
           -----------------------------------------------------------------
Except where the same would not have a material adverse effect on HC Financial or High Country, considered as one enterprise, and subject to approval of this Agreement by the shareholders of HC Financial in the manner required by law and receipt of required approvals of Regulatory Authorities, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by HC Financial or High Country with any of the obligations or agreements contained herein, nor any action or inaction by HC Financial or High Country required herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Articles of Incorporation or Bylaws of either HC Financial or High Country, or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which HC Financial or High Country is bound or by which they or their business, capital stock or any of their properties or assets may be affected;
(ii) result in the creation or imposition of any material lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of HC Financial or High Country; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body, which violation will or may have a material adverse effect on HC Financial or High Country, their financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations, or on HC Financial's or High Country's ability to consummate the transactions described herein or to carry on the business of HC Financial or High Country as presently conducted; (iv) result in the acceleration of any material obligation or indebtedness of HC Financial or

High Country; or (v) materially interfere with or otherwise materially adversely affect HC Financial's or High Country's respective abilities to carry on their respective businesses as presently conducted.

          No consents, approvals or waivers are required to be obtained from any person or entity in connection with HC Financial's or High Country's execution and delivery of this Agreement, or the performance of their obligations or agreements or the consummation of the transactions described herein, except for required approvals of Regulatory Authorities and HC Financial's shareholders.

     2.08. Books and Records of HC Financial and High Country. HC Financial's
           --------------------------------------------------
and High Country's books of account and business records have been maintained in all material respects in compliance with all applicable legal and accounting requirements, and such books and records are complete and reflect accurately in all material respects HC Financial's and High Country's items of income and expense and all of their assets, liabilities and stockholders' equity. The minute books of HC Financial and High Country are complete and accurately reflect in all material respects all corporate actions which their shareholders and boards of directors, and all committees thereof, have taken during the time periods covered by such minute books, and, all such minute books have been or will be made available to Yadkin and its representatives.

     2.09. Reports of HC Financial and High Country. HC Financial and High Country have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the North Carolina Commissioner of Banks (the "Commissioner"),
(ii) the Federal Deposit Insurance Corporation (the "FDIC"), (iii) the Securities and Exchange Commission (the "SEC"), (iv) the Board of Governors of the Federal Reserve System (the "FRB") and (v) any other Regulatory Authorities, except where the failure to file has not had and would not have a material adverse effect on HC Financial and High Country, taken as a whole. All such reports, registrations and statements filed by HC Financial and High Country with the Commissioner, the FDIC, the SEC or any other Regulatory Authorities are collectively referred to in this Agreement as the "High Country Reports." To the Best Knowledge (as such term is defined in Paragraph 10.14 hereof) of management of HC Financial and High Country, the High Country Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the Regulatory Authorities with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. HC Financial and High Country have not been notified that any such High Country Reports were deficient in any material respect as to form or content.

     2.10. HC Financial Financial Statements. HC Financial and High Country have
           ---------------------------------
Previously Disclosed to Yadkin a copy of HC Financial's and High Country's audited consolidated statements of financial condition as of December 31, 2002 and 2001, and its audited statements of income, stockholders' equity and cash flows for the years ended December 31, 2002 and 2001, together with notes thereto (collectively, the "High Country Audited Financial Statements"), together with copies of High Country's unaudited consolidated statements of financial condition as of June 30, 2003, and unaudited statements of income and cash flows for the six-month periods ended June 30, 2003 and 2002 (collectively, the "High Country Interim Financial Statements"). Following the date of this Agreement, HC Financial promptly will deliver to Yadkin all other annual or interim financial statements prepared by or for HC Financial or High Country. The High Country Audited Financial Statements and the High Country Interim Financial Statements (i) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated; (ii) are in accordance with HC Financial's and High Country's books and records; and (iii) present fairly in all material respects HC Financial's and High Country's consolidated financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein. The High Country Audited Financial Statements have been audited by Larrowe & Company PLC, which currently serves as both HC Financial's and High Country's independent certified public accountants.

     2.11. Tax Returns and Other Tax Matters. (i) HC Financial and High Country
           ---------------------------------
have timely filed or caused to be filed all federal, state and local income tax returns and reports which are required by law to have been filed, and all such returns and reports were true, correct and complete and contained all material information required to be contained therein; (ii) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against HC Financial and High Country or their respective properties have been fully paid or, if not yet due, a reserve or accrual, which is adequate in all material respects for the payment of all such taxes to be paid and the obligation for such unpaid taxes, is reflected on the High Country Interim Financial Statements; (iii) the income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other tax returns and reports of HC Financial and High Country have not been subjected to audit by the Internal Revenue Service (the "IRS") or the North Carolina Department Revenue, and HC Financial and High Country have not received any indication of the pendency of any audit or examination in connection with any such tax return or report and, to the Best Knowledge of management of HC Financial and High Country, no such return or report is subject to adjustment; and (iv) HC Financial and High Country have not executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitations) with respect to any tax year, the audit of any such tax return or report, or the assessment or collection of any tax.

     2.12. Absence of Material Adverse Changes or Certain Other Events.
           -----------------------------------------------------------

          (a) Since June 30, 2003, HC Financial and High Country each has conducted its business only in the ordinary course, and there has been no material adverse change, and there has occurred no event or development, and, to the Best Knowledge of the management of HC Financial and High Country, there currently exists no condition or circumstance particular to HC Financial and High Country, which, with the lapse of time or otherwise, is likely to cause, create or result in a material adverse change in or affecting the financial condition of HC Financial and High Country considered as one enterprise or on their respective results of operations, prospects, business, assets, loan portfolio, investments, properties or operations considered as one enterprise.

          (b) Since June 30, 2003, and other than in the ordinary course of its business, neither HC Financial nor High Country have incurred any material liability, engaged in any material transaction, entered into any material agreement, increased the salaries, compensation or general benefits payable or provided to its employees, suffered any material loss, destruction or damage to any of its properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

     2.13. Absence of Undisclosed Liabilities. HC Financial and High Country do
           -----------------------------------
not have any material liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the High Country Audited Financial Statements or High Country Interim Financial Statements, (ii) increases in deposit accounts in the ordinary course of business since June 30, 2003, or (iii) loan commitments in the ordinary course of business since June 30, 2003.

     2.14. Compliance with Existing Obligations. HC Financial and High Country
           ------------------------------------
each has performed in all material respects all obligations required to be performed under, and are not in default in any material respect under, or in violation in any material respect of, the terms and conditions of its respective Articles of Incorporation, Bylaws, material contracts, agreements, leases, mortgages, notes, bonds, indentures, licenses, obligations, understandings or other undertakings (whether oral or written) to which each is bound or by which its business, operations, capital stock or any property or assets may be affected.

     2.15. Litigation and Compliance with Law.
           ----------------------------------

          (a) There are no material actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the Best Knowledge of management of HC Financial and High Country, any facts or circumstances which reasonably could result in such), including without limitation any such action by any Regulatory Authority, which currently exist or are ongoing, pending or, to the Best Knowledge of management of HC Financial and High Country, are threatened, contemplated or probable of assertion, against, relating to or otherwise affecting HC Financial or High Country or any of their properties, assets or employees.

          (b) HC Financial and High Country have all licenses, permits, orders, authorizations or approvals ("Permits") of all federal, state, local or foreign governmental or regulatory agencies that are material to or necessary for the conduct of their business or to own, lease and operate their properties; all such Permits are in full force and effect; no violations have occurred with respect to any such Permits; and no proceeding is pending or, to the Best Knowledge of management of HC Financial and High Country, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit.

          (c) Neither HC Financial nor High Country is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding, cease and desist order, or other similar agreement, order, directive, memorandum or consent of, with or issued by any Regulatory Authority relating to financial condition, directors or officers, employees, operations, capital, regulatory compliance or any other matter; there are no judgments, orders, stipulations, injunctions, decrees or awards against HC Financial or High Country which limit, restrict, regulate, enjoin or prohibit in any material respect any present or past business or practice of HC Financial or High Country; and, HC Financial and High Country have not been advised and have no reason to believe that any Regulatory Authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, writ, injunction, directive, memorandum, judgment, stipulation, decree or award.

          (d) HC Financial and High Country are not in violation or default in any material respect under, and have complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other Regulatory Authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other federal and state laws and regulations applicable to extensions of credit by HC Financial or High Country). To the Best Knowledge of management of HC Financial and High Country, there is no basis for any material claim by any person or authority for compensation, reimbursement, damages or other penalties or relief for any violations described in this subparagraph (d).

     2.16. Real Properties.
           ---------------

          (a) HC Financial and High Country have Previously Disclosed to Yadkin a listing of all real property owned by HC Financial or High Country (including High Country's banking facilities and all other real estate or foreclosed properties, including improvements thereon, owned by HC Financial and/or High Country) (collectively, the "High Country Real Property") and all leases pertaining to any such Real Property to which HC Financial or High Country is a party (the "Real Property Leases"). With respect to each parcel of the High Country Real Property, HC Financial and High Country have good and marketable fee simple title to the High Country Real Property and own the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not materially affect the value of the High Country Real Property or which do not and will not materially detract from, interfere with or restrict the present use of the High Country Real Property or any future use consistent therewith. With respect to each Real Property Lease (A) such lease is valid and enforceable in accordance with its terms, (B) there currently exists no circumstance or condition which constitutes an event of default by HC Financial or High Country (as lessor or lessee) or its respective lessor or which, with the passage of time or the giving of required notices will or could constitute such an event of default, and (C) subject to any required consent of HC Financial's or High Country's lessor, each such Real Property Lease may be assigned to Yadkin and the execution and delivery of this Agreement does not constitute an event of default thereunder.

          (b) The High Country Real Property complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental agency or regulatory authority (excluding Environmental Laws which are addressed by Paragraph 2.21 below), including those relating to zoning, building and use permits, and the parcels of the High Country Real Property upon which HC Financial's offices or High Country's banking or other offices are situated, or which are used by HC Financial or High Country in conjunction with their banking or other offices or for other purposes, may, under applicable zoning ordinances, be used for the purposes for which they currently are used as a matter of right rather than as a conditional or nonconforming use.

          (c) All improvements and fixtures included in or on the High Country Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which in any material respect interferes with HC Financial's or High Country's respective use (or will interfere with Yadkin's future use consistent therewith after the Merger and the Bank Merger) or affects the economic value thereof.

     2.17. Loans, Accounts, Notes and Other Receivables.
           --------------------------------------------

          (a) HC Financial has no loans, accounts, notes and other receivables reflected as assets on its books and records. All loans, accounts, notes and other receivables reflected as assets on High Country's books and records (i) have resulted from bona fide business transactions in the ordinary course of operations; (ii) in all material respects were made in accordance with High Country's standard practices and procedures; and (iii) are owned by High Country free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

          (b) All records of High Country regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, each loan which High Country's loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral") is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in High Country's records of such loan.

          (c) Each loan reflected as an asset on High Country's books, and each guarantee therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guarantee.

          (d) HC Financial and High Country have Previously Disclosed to Yadkin
(i) a written listing of each loan, extension of credit or other asset of High Country which, as of June 30, 2003, was classified by the Commissioner or the FDIC or by High Country as "Loss," "Doubtful," "Substandard" or "Special Mention" (or otherwise by words of similar import), or which High Country otherwise has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor; and (ii) a written listing of each loan or extension of credit of High Country which, as of June 30, 2003, was past due more than 30 days as to the payment of principal or interest, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, was the subject of a proceeding in bankruptcy or has indicated any inability or intention not to repay such loan or extension of credit.

          (e) To the Best Knowledge of management of HC Financial and High Country, each of the loans and other extensions of credit of High Country (with the exception of those loans and extensions of credit specified in the written listings described in Paragraph 2.17(d) above) is collectible in the ordinary course of business in an amount which is not less than the amount at which it is carried on High Country's books and records.

          (f) High Country's reserve for possible loan losses (the "Loan Loss Reserve") has been established in conformity with GAAP, sound banking practices and all applicable requirements, rules and policies of the Commissioner and the FDIC and, in the best judgment of management of High Country, is reasonable in view of the size and character of High Country's loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in High Country's loan portfolios and other real estate owned.

     2.18. Securities Portfolio and Investments. HC Financial and High Country
           ------------------------------------
have Previously Disclosed to Yadkin a listing of all securities owned, of record or beneficially, by HC Financial and High Country as of June 30, 2003. All securities owned, of record or beneficially, by HC Financial and High Country are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory (other than customary pledges in the ordinary course of their business to secure public funds deposits), which would materially impair the ability of HC Financial or High Country to dispose freely of any such security or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which HC Financial or High Country is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" under which HC Financial or High Country has "purchased" securities under agreement to resell, HC Financial or High Country has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to HC Financial or High Country, as the case may be, which is secured by such collateral.

     Since June 30, 2003, there has been no material deterioration or adverse change in the quality, or any material decrease in the value, of the securities portfolio of HC Financial or that of High Country considered as one enterprise.

     2.19. Personal Property and Other Assets. All banking equipment, data
           -----------------------------------
processing equipment, vehicles, and other personal property used by HC Financial or High Country and material to the operation of the business of either are owned by HC Financial or High Country free and clear of all liens, encumbrances, leases, title defects or exceptions to title. All personal property of HC Financial and High Country material to their business is in good operating condition and repair, ordinary wear and tear excepted.

     2.20. Patents and Trademarks. HC Financial and High Country each owns,
           -----------------------
possesses or has the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct its business as now conducted. HC Financial and High Country have not violated, and currently are not in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

     2.21. Environmental Matters.
           ---------------------

          (a) As used in this Agreement, "Environmental Laws" shall mean, without limitation:

          (i) all federal, state and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law for the protection of human health, natural resources, or the environment (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act; the Superfund Amendment and Reauthorization Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Oil Pollution Act; the Coastal Zone Management Act; any "Superfund" or "Superlien" law; the North Carolina Oil Pollution and Hazardous Substances Control Act; the North Carolina Water and Air Resources Act; and the North Carolina Occupational Safety and Health Act, including any amendments thereto from time to time); and,

          (ii) all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, or clean-up of any "Hazardous Substances" (as defined below).

     As used in this Agreement, "Hazardous Substance" shall mean any materials, substances, wastes, chemical substances, or mixtures presently listed, defined, designated, or classified as hazardous, toxic, or dangerous, or otherwise regulated, under any Environmental Laws, whether by type, quantity or concentration, including without limitation pesticides, pollutants, contaminants, toxic chemicals, oil, or other petroleum products, byproducts or additives, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, lead, radon, methyl tertiary butyl ether ("MTBE") or radioactive material.

          (b) HC Financial and High Country have Previously Disclosed to Yadkin copies of all written reports, correspondence, notices or other information or materials, if any, in their possession pertaining to environmental surveys or assessments of the High Country Real Property, and any improvements thereon, or pertaining to any violation or alleged violation of Environmental Laws on, affecting or otherwise involving the High Country Real Property or involving HC Financial or High Country.

          (c) To the Best Knowledge of management of HC Financial and High Country after reasonable inquiry, there has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, emission, discharge, release, or threatened release of any Hazardous Substances by any person on, from or relating to the High Country Real Property which constitutes a violation of any Environmental Laws, or would require any removal, clean-up or remediation of any Hazardous Substances from, on or relating to the High Country Real Property under any Environmental Laws.

          (d) Neither HC Financial nor High Country has violated any Environmental Laws which violation would have a material adverse effect on HC Financial or High Country considered as one enterprise, and, to the Best Knowledge of management of HC Financial and High Country after reasonable inquiry, there has been no violation of any Environmental Laws by any other person or entity for whose liability or obligation with respect to any particular matter or violation HC Financial or High Country is or may be responsible or liable which would have a material adverse effect on HC Financial or High Country considered as one enterprise.

          (e) Neither HC Financial nor High Country is subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to the High Country Real Property or by any person or entity.

          (f) To the Best Knowledge of management of HC Financial and High Country after reasonable inquiry, no facts, events or conditions relating to the High Country Real Property or the operations of HC Financial or High Country at any of its office locations, will prevent, hinder or limit continued substantial compliance with Environmental Laws, or give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities pursuant to Environmental Laws.

          (g) To the Best Knowledge of management of HC Financial and High Country (it being understood by Yadkin that, for purposes of this representation, management of HC Financial and High Country has not undertaken a review of each of HC Financial's or High Country's loan files with respect to all Loan Collateral), (i) there has been no violation of any Environmental Laws by any person or entity (including any violation with respect to any Loan Collateral) for whose liability or obligation with respect to any particular matter or violation HC Financial or High Country is or may be responsible or liable; (ii) HC Financial and High Country are not subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon, the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to any Loan Collateral, by any person or entity; and (iii) there are no facts, events or conditions relating to any Loan Collateral that will give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

     2.22. Absence of Brokerage or Finder's Commissions. Except for the
           --------------------------------------------
engagement of Smith Capital by HC Financial: (i) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, HC Financial or High Country or their respective Boards of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein; and, (ii) neither HC Financial nor High Country has agreed, or has any obligation, to pay any brokerage fee or other commission to any person or entity in connection with or as a result of the transactions described herein.

     2.23. Material Contracts. Other than a benefit plan or employment agreement
           ------------------
Previously Disclosed to Yadkin pursuant to Paragraph 2.25 hereof, neither HC Financial nor High Country is party to or bound by any agreement (i) involving money or other property in an amount or with a value in excess of $25,000; (ii) which is not to be performed in full within the twelve month period following the date of this Agreement; (iii) which calls for the provision of goods or services to HC Financial or High Country and cannot be terminated without material penalty upon written notice to the other party thereto; (iv) which is material to HC Financial or High Country and was not entered into in the ordinary course of business; (v) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps; (vi) which commits HC Financial or High Country to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of High Country's business); (vii) which involves the sale of any assets of HC Financial or High Country which are used in and material to the operation of their business; (viii) which involves any purchase of real property, or which involves the purchase of any other assets in the amount of $10,000 or more in the case of any single transaction or $25,000 or more in the case of all such transactions; (ix) which involves the purchase, sale, issuance, redemption or transfer of any capital stock or other securities of HC Financial or High Country; or (x) with any director, officer or principal shareholder of HC Financial or High Country (including without limitation any consulting agreement, but not including any agreements relating to loans or other banking services which were made in the ordinary course of High Country's business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

     Neither HC Financial nor High Country is in default in any material respect, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which either HC Financial or High Country is a party or by which either HC Financial or High Country or property of HC Financial or High Country is or may be bound or affected or under which either HC Financial or High Country or property of HC Financial or High Country receives benefits, where the consequences of such default would have a material adverse effect on the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of HC Financial or High Country considered as one enterprise.

     2.24. Employment Matters; Employee Relations. HC Financial and High Country
           --------------------------------------
have Previously Disclosed to Yadkin a listing of the names, years of credited service and current base salary or wage rates of all of their employees as of June 30, 2003. HC Financial and High Country (i) each have in all material respects paid in full to or accrued on behalf of all their respective directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services performed by them to the date of this Agreement, and all vacation pay, sick pay, severance pay, overtime pay and other amounts for which it is obligated under applicable law or HC Financial's or High Country's existing agreements, benefit plans, policies or practices; and
(ii) are each in compliance with all applicable federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters. No person has asserted that HC Financial or High Country is liable in any amount for any arrearage in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

     There is no action, suit or proceeding by any person pending or, to the Best Knowledge of management of HC Financial or High Country, threatened, against HC Financial or High Country (or any employees of HC Financial or High Country), involving employment discrimination, sexual harassment, wrongful discharge or similar claims.

     Neither HC Financial nor High Country is party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or, to the Best Knowledge of management of HC Financial and High Country, threatened labor dispute, work stoppage or strike involving HC Financial or High Country and any of their employees, or any pending or, to the Best Knowledge of management of HC Financial and High Country, threatened proceeding in which it is asserted that HC Financial or High Country has committed an unfair labor practice; and, to the Best Knowledge of management of HC Financial and High Country, there is no activity involving HC Financial, High Country, or any of their employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

     2.25. Employment Agreements; Employee Benefit Plans.
           ---------------------------------------------

          (a) HC Financial and High Country have Previously Disclosed to Yadkin a true and complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans; all employment and severance contracts; all medical, dental, health, and life insurance plans; all vacation, sickness and other leave plans, disability and death benefit plans; and all other employee benefit plans, contracts, or arrangements maintained or contributed to by HC Financial or High Country for the benefit of any employees, former employees, directors, former directors or any of their beneficiaries (collectively, the "High Country Plans"). True and complete copies of all High Country Plans, including, but not limited to, any trust instruments or insurance contracts, if any, forming a part thereof or applicable to the administration of any such High Country Plans or the assets thereof, and all amendments thereto, previously have been supplied to Yadkin. Except as Previously Disclosed, HC Financial and High Country do not maintain, sponsor, contribute to or otherwise participate in any "Employee Benefit Plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA, or any "Multiple Employer Welfare Arrangement" within the meaning of Section 3(40) of ERISA. Each High Country Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") has received or applied for a favorable determination letter from the IRS to the effect that they are so qualified (or is entitled to rely upon the favorable determination letter issued to the prototype or volume submitter plan sponsor, if the plan utilizes a prototype or volume submitter document), and neither HC Financial nor High Country is aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. All reports and returns with respect to the High Country Plans (and any High Country Plans previously maintained by HC Financial or High Country) required to be filed with any governmental department, agency, service or other authority, including without limitation IRS Form 5500 (Annual Report), have been properly and timely filed.

          (b) All "Employee Benefit Plans" maintained by or otherwise covering employees or former employees of HC Financial or High Country, to the extent each is subject to ERISA, currently are, and at all times have been, in substantial compliance with all material provisions and requirements of ERISA, the noncompliance with which will not have a material adverse effect on HC Financial and High Country, considered as one enterprise. There is no pending or, to the Best Knowledge of management of HC Financial and High Country, threatened litigation relating to any High Country Plan or any employee benefit plan, contract or arrangement previously maintained by HC Financial or High Country. Neither HC Financial nor High Country has engaged in a transaction with respect to any High Country Plan that could subject HC Financial or High Country to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

          (c) HC Financial and High Country have delivered to Yadkin a true, correct and complete copy (including copies of all amendments thereto) of each retirement plan maintained by either which is intended to be a plan qualified under Section 401(a) of the Code (collectively, the "High Country Retirement Plans"), together with true, correct and complete copies of the summary plan descriptions relating to the High Country Retirement Plans, the most recent determination letters received from the IRS regarding the High Country Retirement Plans, and the most recent Annual Reports (Form 5500 series) and related schedules, if any, for the High Country Retirement Plans.

     The High Country Retirement Plans are qualified under the provisions of
Section 401(a) of the Code, the trusts under the High Country Retirement Plans are exempt trusts under Section 501(a) of the Code, and determination letters have been issued or applied for with respect to the High Country Retirement Plans to said effect, including determination letters covering the current terms and provisions of the High Country Retirement Plans unless the plan utilizes a prototype or volume submitter document, in which case the plan is entitled to rely upon the favorable determination letter issued to the prototype or volume submitter plan sponsor. There are no issues relating to said qualification or exemption of the High Country Retirement Plans currently pending before the IRS, the United States Department of Labor, the Pension Benefit Guarantee Corporation or any court. The High Country Retirement Plans and the administration thereof are (and have been since the establishment of the High Country Retirement Plans) in compliance in all material respects with all of the applicable requirements of ERISA, the Code and all other laws, rules and regulations applicable to the High Country Retirement Plans, the noncompliance with which will not have a material adverse effect on HC Financial and High Country considered as one enterprise. Without limiting the generality of the foregoing, all reports and returns with respect to the High Country Retirement Plans required to be filed with any governmental department, agency, service or other authority have been properly and timely filed. There are no issues or disputes with respect to the High Country Retirement Plans or the administration thereof currently existing between HC Financial, High Country, or any trustee or other fiduciary thereunder, and any governmental agency, any current or former employee of High Country or beneficiary of any such employee, or any other person or entity. No "reportable event" within the meaning of Section 4043 of ERISA has occurred at any time with respect to the High Country Retirement Plans.

          (d) No liability under subtitle C or D of Title IV of ERISA has been or, to the Best Knowledge of management of HC Financial and High Country, is expected to be incurred by HC Financial or High Country with respect to the High Country Retirement Plans or with respect to any other ongoing, frozen or terminated defined benefit pension plan currently or formerly maintained by HC Financial or High Country. HC Financial and High Country do not presently contribute, and have not contributed, to a "Multi-employer Plan." All contributions required to be made pursuant to the terms of each of the High Country Plans (including without limitation the High Country Retirement Plans and any other "pension plan" (as defined in Section 3(2) of ERISA, provided such plan is intended to qualify under the provisions of Section 401(a) of the Code) maintained by HC Financial or High Country have been timely made. Neither the High Country Retirement Plans nor any other "pension plan" maintained by HC Financial or High Country have an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. HC Financial and High Country have not provided, and are not required to provide, security to any "pension plan" or to any "Single Employer Plan" pursuant to Section 401(a)(29) of the Code. Under the High Country Retirement Plans and any other "pension plan" maintained by HC Financial or High Country as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of any such plan since the last day of the most recent plan year.

          (e) Except as provided in the terms of the High Country Retirement Plans themselves, there are no restrictions on the rights of HC Financial or High Country to amend or terminate any High Country Retirement Plan without incurring any liability thereunder. Neither the execution and delivery of this Agreement nor the consummation of the transactions described herein will, except as otherwise specifically provided in this Agreement, (i) result in any payment to any person (including without limitation any severance compensation or payment, unemployment compensation, "golden parachute" or "change in control" payment, or otherwise) becoming due under any plan or agreement to any director, officer, employee or consultant, (ii) increase any benefits otherwise payable under any plan or agreement, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

     2.26. Insurance. HC Financial and High Country have Previously Disclosed to
           ---------
Yadkin a listing of each blanket bond, liability insurance, life insurance or other insurance policy in effect on June 30, 2003, and in which it was an insured party or beneficiary (each a "High Country Policy" and collectively the "High Country Policies"). The High Country Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is customary or reasonable for entities engaged in the businesses of HC Financial and High Country or as is required by applicable law or regulation; and, in the reasonable opinion of management of HC Financial and High Country, the insurance coverage provided under the High Country Policies is reasonable and adequate in all material respects for HC Financial and High Country. Each of the High Country Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to issue those policies in North Carolina; and, HC Financial and High Country have complied in all material respects with requirements (including the giving of required notices) under each such High Country Policy in order to preserve all rights thereunder with respect to all material matters. HC Financial and High Country are not in default under the provisions of, have not received notice of cancellation or nonrenewal of or any premium increase on, and have not failed to pay any premium on, any High Country Policy, and, to the Best Knowledge of management of HC Financial and High Country, there has not been any inaccuracy in any application for any High Country Policy. There are no pending claims with respect to any High Country Policy, and, to the Best Knowledge of management of HC Financial and High Country, there currently is no condition, and no event has occurred, that is reasonably likely to form the basis for any such claim.

     2.27. Insurance of Deposits. All deposits of High Country are insured by
           ---------------------
the Bank Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from High Country to the FDIC have been paid in full in a timely fashion, and no proceedings have been commenced or, to the Best Knowledge of management of High Country, are contemplated by the FDIC or otherwise to terminate such insurance.

     2.28. Obstacles to Regulatory Approval. To the Best Knowledge of management
           ---------------------------------
of HC Financial and High Country, there exists no fact or condition (including High Country's record of compliance with the Community Reinvestment Act) relating to HC Financial or High Country that may reasonably be expected to prevent or materially impede or delay Yadkin, HC Financial or High Country from obtaining the regulatory approvals required in order to consummate the transactions described in this Agreement; and, if any such fact or condition becomes known to HC Financial or High Country, HC Financial or High Country shall promptly (and in any event within three (3) days after obtaining such knowledge) give notice of such fact or condition to Yadkin in the manner provided herein.

     2.29. Disclosure. To the Best Knowledge of management of HC Financial and
           ----------
High Country, no written statement, certificate, schedule, list or other written information furnished by or on behalf of HC Financial or High Country to Yadkin in connection with this Agreement and the transactions described herein, when considered as a whole, contains or has contained any untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.



                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF YADKIN

     Except as otherwise specifically provided in this Agreement or as "Previously Disclosed" (as defined in Paragraph 10.13 hereof) by Yadkin to HC Financial and High Country, Yadkin hereby makes the following representations and warranties to HC Financial and High Country.

     3.01. Organization; Standing; Power. Yadkin (i) is duly organized and
           -----------------------------
incorporated, validly existing and in good standing as a banking corporation under the laws of the State of North Carolina; (ii) has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as it now is being conducted; (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned, leased or operated by it therein, or in which the transaction of its business, makes such qualification necessary, except where failure so to qualify would not have a material adverse effect on Yadkin; and
(iv) is not transacting business or operating any properties owned or leased by it in violation of any provision of federal, state or local law or any rule or regulation promulgated thereunder, except where such violation would not have a material adverse effect on Yadkin. Yadkin is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. Yadkin is a member of the FHLB of Atlanta.

     3.02. Capital Stock. Yadkin's authorized capital stock consists of
           -------------
20,000,000 shares of common stock, $1.00 par value (the "Yadkin Common Stock"), of which 8,727,454 shares are issued and outstanding as of the date of this Agreement.

          Each outstanding share of Yadkin Common Stock (i) has been duly authorized and is validly issued and outstanding, and is fully paid and nonassessable (except to the extent provided in Section 53-42 of the North Carolina General Statutes); and (ii) has not been issued in violation of the preemptive rights of any shareholder. The Yadkin Common Stock has been registered with the FDIC under the 1934 Act and Yadkin is subject to the registration and reporting requirements of the 1934 Act.

     3.03. Principal Shareholders. No person or entity is known to management of
           -----------------------
Yadkin to beneficially own, directly or indirectly, more than 5% of the outstanding shares of Yadkin Common Stock.

     3.04. Subsidiaries. Except for PBRE, Inc., Piedmont National Financial
           ------------
Services, Inc. and Yadkin Valley Investment Services, Inc., Yadkin has no subsidiaries, direct or indirect, and, except for equity securities included in its investment portfolio at June 30, 2003, does not own any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity.

     3.05. Convertible Securities, Options, Etc. Yadkin does not have any
           ------------------------------------
outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Yadkin Common Stock or any other securities of Yadkin; (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person or entity to receive or acquire any shares of Yadkin Common Stock or any other securities of Yadkin; or
(iii) plan, agreement or other arrangement pursuant to which shares of Yadkin Common Stock or any other securities of Yadkin, or options, warrants, rights, calls or other commitments of any nature pertaining to any securities of Yadkin, have been or may be issued.

     3.06. Authorization and Validity of Agreement. This Agreement has been duly
           ---------------------------------------
and validly adopted by Yadkin's Board of Directors. Subject only to approval of this Agreement by the shareholders of Yadkin in the manner required by law and required approvals of Regulatory Authorities of the transactions described herein; (i) Yadkin has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described in this Agreement; (ii) all corporate proceedings and approvals required to authorize Yadkin to enter into this Agreement and to perform its obligations and agreements and carry out the transactions described herein have been duly and properly completed or obtained; and (iii) this Agreement constitutes the valid and binding agreement of Yadkin enforceable in accordance with its terms, except to the extent enforceability may be limited by
(A) applicable bankruptcy, insolvency, reorganization; moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies; (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions; and (D) the rights of the United States under the Federal Tax Lien Act of 1966, as amended.

     3.07. Validity of Transactions; Absence of Required Consents or Waivers.
           -----------------------------------------------------------------
Except where the same would not have a material adverse effect on Yadkin and subject to approval of this Agreement by the shareholders of Yadkin in the manner required by law and receipt of required approvals of Regulatory Authorities, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Yadkin with any of its obligations or agreements contained herein, nor any action or inaction by Yadkin required herein, will (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Articles of Incorporation or Bylaws of Yadkin, or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Yadkin is bound or by which it or its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any material lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of Yadkin; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body, which violation will or may have a material adverse effect on Yadkin, its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations, or on Yadkin's ability to consummate the transactions described herein or to carry on the business of Yadkin as presently conducted; (iv) result in the acceleration of any material obligation or indebtedness of Yadkin; or (v) materially interfere with or otherwise materially adversely affect Yadkin's ability to carry on its businesses as presently conducted.

          No consents, approvals or waivers are required to be obtained from any person or entity in connection with Yadkin's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Yadkin's shareholders and of Regulatory Authorities.

     3.08. Yadkin Books and Records. Yadkin's books of account and business
           ------------------------
records have been maintained in all material respects in compliance with all applicable legal and accounting requirements, and such books and records are complete and reflect accurately in all material respects Yadkin's items of income and expense and all of its assets, liabilities and stockholders' equity. The minute books of Yadkin are complete and accurately reflect in all material respects all corporate actions which its shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books, and, all such minute books have been or will be made available to HC Financial and its representatives.

     3.09. Yadkin Reports. To the Best Knowledge of management of Yadkin, Yadkin
           --------------
has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the Commissioner, (ii) the FDIC, or (iii) any other Regulatory Authorities. All such reports, registrations and statements filed by Yadkin with the Commissioner, the FDIC or any other Regulatory Authorities are collectively referred to in this Agreement as the "Yadkin Reports." To the Best Knowledge of management of Yadkin, the Yadkin Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the Regulatory Authorities with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Yadkin has not been notified that any such Yadkin Reports were deficient in any material respect as to form or content.

     3.10. Yadkin Financial Statements. Yadkin has Previously Disclosed to HC
           ---------------------------
Financial a copy of its audited statements of financial condition as of December 31, 2002 and 2001, and its audited statements of income, stockholders' equity and cash flows for the years ended December 31, 2002 and 2001, together with notes thereto (collectively, the "Yadkin Audited Financial Statements"), together with copies of Yadkin's unaudited statements of financial condition as of June 30, 2003, and unaudited statements of income and cash flows for the six-months months periods ended June 30, 2003 and 2002 (collectively, the "Yadkin Interim Financial Statements"). Following the date of this Agreement, Yadkin promptly will deliver to HC Financial all other annual or interim financial statements prepared by or for Yadkin. The Yadkin Audited Financial Statements and the Yadkin Interim Financial Statements (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated; (ii) are in accordance with Yadkin's books and records; and (iii) fairly present Yadkin's financial condition, assets and liabilities, results of operations, changes in stockholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein. The Yadkin Audited Financial Statements were audited by Deloitte & Touche, LLP.

     3.11. Absence of Material Adverse Changes or Certain Other Events.
           -----------------------------------------------------------

     (a) Since June 30, 2003, Yadkin has conducted its businesses only in the ordinary course, and there has been no material adverse change, and there has occurred no event or development, and there currently exists no condition or circumstance, which, with the lapse of time or otherwise, is likely to cause, create or result in a material adverse change in or affecting the financial condition of Yadkin or its results of operations, prospects, business, assets, loan portfolio, investments, properties or operations.

          (b) Since June 30, 2003, and other than in the ordinary course of its business, Yadkin has not incurred any material liability, engaged in any material transaction, entered into any material agreement, increased the salaries, compensation or general benefits payable or provided to its employees, suffered any material loss, destruction or damage to any of its properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease.

     3.12. Litigation and Compliance with Law.
           ----------------------------------

     (a) There are no material actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the Best Knowledge of management of Yadkin, any facts or circumstances which reasonably could result in such), including without limitation any such action by any Regulatory Authority, which currently exist or are ongoing, pending or, to the Best Knowledge of management of Yadkin, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Yadkin or any of its properties, assets or employees.

     (b) Yadkin has all Permits (as defined in Paragraph 2.15(b) hereof) of all federal, state, local or foreign governmental or regulatory agencies that are material to or necessary for the conduct of its business or to own, lease and operate its properties; all such Permits are in full force and effect; no violations have occurred with respect to any such Permits; and no proceeding is pending or, to the Best Knowledge of management of Yadkin, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit.

     (c) Yadkin is not subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any Regulatory Authority relating to its financial condition, directors or officers, employees, operations, capital, regulatory compliance or any other matter; there are no judgments, orders, stipulations, injunctions, decrees or awards against Yadkin which limit, restrict, regulate, enjoin or prohibit in any material respect any present or past business or practice of Yadkin; and, Yadkin has not been advised nor has any reason to believe that any Regulatory Authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, writ, injunction, directive, memorandum, judgment, stipulation, decree or award.

     (d) To the Best Knowledge of management of Yadkin, Yadkin is not in violation or default in any material respect under, and it has complied in all material respects with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other Regulatory Authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other federal and state laws and regulations applicable to extensions of credit by Yadkin). To the Best Knowledge of management of Yadkin, there is no basis for any material claim by any person or authority for compensation, reimbursement, damages or other penalties or relief for any violations described in this subparagraph (d).

     3.13. Patents and Trademarks. To the Best Knowledge of management of
           ----------------------
Yadkin, Yadkin owns, possesses or has the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct its business as now conducted. Yadkin has not violated, and currently is not in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

     3.14. Absence of Brokerage or Finders Commissions. Except for the
           -------------------------------------------
engagement of The Carson Medlin Company by Yadkin: (i) no person or firm has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Yadkin or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein; and, (ii) Yadkin has not agreed, and has no obligation, to pay any brokerage fee or other commission to any person or entity in connection with or as a result of the transactions described herein.

     3.15. Insurance. Yadkin currently maintains a blanket bond and policies of
           ---------
liability insurance and other insurance (the "Yadkin Policies"), which provide coverage in such amounts and against such liabilities, casualties, losses or risks as is customary or reasonable for entities engaged in the businesses of Yadkin or as is required by applicable law or regulation; and, in the reasonable opinion of management of Yadkin, the insurance coverage provided under the Yadkin Policies is reasonable and adequate in all material respects for Yadkin. Each of the Yadkin Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility and which is qualified to issue those policies in North Carolina; and, Yadkin has complied in all material respects with requirements (including the giving of required notices) under each of their Yadkin Policies in order to preserve all rights thereunder with respect to all material matters. Yadkin is not in default under the provisions of, has not received notice of cancellation or nonrenewal of or any premium increase on, and has not failed to pay any premium on any of the Yadkin Policies, and, to the Best Knowledge of management of Yadkin, there has not been any inaccuracy in any application for any of the Yadkin Policies. There are no pending claims with respect to any of the Yadkin Policies, and, to the Best Knowledge of management of Yadkin, there currently are no conditions, and there has occurred no event, that is reasonably likely to form the basis for any such claim.

     3.16. Insurance of Deposits. All deposits of Yadkin are insured by the Bank
           ---------------------
Insurance Fund of the FDIC to the maximum extent permitted by law, all deposit insurance premiums due from Yadkin to the FDIC have been paid in full in a timely fashion, and no proceedings have been commenced or, to the Best Knowledge of management of Yadkin, are contemplated, by the FDIC or otherwise, to terminate such insurance.

     3.17. Obstacles to Regulatory Approval. To the Best Knowledge of management
           --------------------------------
of Yadkin, there exists no fact or condition (including Yadkin's record of compliance with the Community Reinvestment Act) relating to Yadkin that may reasonably be expected to prevent or materially impede or delay HC Financial, High Country or Yadkin from obtaining the regulatory approvals required in order to consummate the transactions described in this Agreement; and, if any such fact or condition becomes known to Yadkin, Yadkin shall promptly (and in any event within three days after obtaining such Knowledge) give notice of such fact or condition to HC Financial in the manner provided herein.

     3.18. Tax Returns and Other Tax Matters. (i) Yadkin has timely filed or
           ---------------------------------
caused to be filed all federal, state and local income tax returns and reports which are required by law to have been filed, and all such returns and reports were true, correct and complete and contained all material information required to be contained therein; (ii) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against Yadkin or its properties have been fully paid or, if not yet due, a reserve or accrual, which is adequate in all material respects for the payment of all such taxes to be paid and the obligation for such unpaid taxes, is reflected on the Yadkin Interim Financial Statements; (iii) the income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other tax returns and reports of Yadkin have not been subjected to audit by the Internal Revenue Service (the "IRS") or the North Carolina Department of Revenue, and Yadkin has not received any indication of the pendency of any audit or examination in connection with any such tax return or report and, to the Best Knowledge of management of Yadkin, no such return or report is subject to adjustment; and (iv) Yadkin has not executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitations) with respect to any tax year, the audit of any such tax return or report, or the assessment or collection of any tax.

     3.19. Real Properties.
           ---------------

          (a) With respect to each parcel of real property owned by Yadkin (including Yadkin's banking facilities and all other real estate or foreclosed properties, including improvements thereon, owned by Yadkin) (collectively, the "Yadkin Real Property"), Yadkin has good and marketable fee simple title to the Yadkin Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than: (i) the lien of current taxes not yet due and payable; and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not materially affect the value of the Yadkin Real Property or which do not and will not materially detract from, interfere with or restrict the present use of the Yadkin Real Property or any future use consistent therewith. With respect to each lease pertaining to any such Real Property to which Yadkin is a party (the "Real Property Leases): (A) such lease is valid and enforceable in accordance with its terms; (B) there currently exists no circumstance or condition which constitutes an event of default by Yadkin (as lessor or lessee) or its respective lessor or which, with the passage of time or the giving of required notices will or could constitute such an event of default; and (C) the execution and delivery of this Agreement does not constitute an event of default thereunder.

          (b) The Yadkin Real Property complies in all material respects with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental agency or regulatory authority (excluding Environmental Laws which are addressed by Paragraph 3.23 below), including those relating to zoning, building and use permits, and the parcels of the Yadkin Real Property upon which Yadkin's banking or other offices are situated, or which are used by Yadkin in conjunction with their banking or other offices or for other purposes, may, under applicable zoning ordinances, be used for the purposes for which they currently are used as a matter of right rather than as a conditional or nonconforming use.

          (c) All improvements and fixtures included in or on the Yadkin Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which in any material respect interferes with Yadkin's respective use or affects the economic value thereof.

     3.20. Loans, Accounts, Notes and Other Receivables.
           --------------------------------------------

          (a) All loans, accounts, notes and other receivables reflected as assets on Yadkin's books and records (i) have resulted from bona fide business transactions in the ordinary course of operations; (ii) in all material respects were made in accordance with Yadkin's standard practices and procedures; and
(iii) are owned by Yadkin free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

          (b) All records of Yadkin regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and each loan which Yadkin's loan documentation indicates is secured by any real or personal property or property rights ("Loan Collateral") is secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in Yadkin's records of such loan.

          (c) Each loan reflected as an asset on Yadkin's books, and each guarantee therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guarantee.

          (d) To the Best Knowledge of management of Yadkin, each of the loans and other extensions of credit of Yadkin (with the exception of those loans and extensions of credit which Yadkin has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor) is collectible in the ordinary course of business in an amount which is not less than the amount at which it is carried on Yadkin's books and records.

          (e) Yadkin's reserve for possible loan losses (the "Loan Loss Reserve") has been established in conformity with GAAP, sound banking practices and all applicable requirements, rules and policies of the Commissioner and the FDIC and, in the best judgment of management of Yadkin, is reasonable in view of the size and character of Yadkin's loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in Yadkin's loan portfolios and other real estate owned.

     3.21. Securities Portfolio and Investments. All securities owned, of record
           ------------------------------------
or beneficially, by Yadkin are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory (other than customary pledges in the ordinary course of their business to secure public funds deposits), which would materially impair the ability of Yadkin to dispose freely of any such security or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which Yadkin is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" under which Yadkin has "purchased" securities under agreement to resell, Yadkin has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed to Yadkin, as the case may be, which is secured by such collateral.

          Since June 30, 2003, there has been no material deterioration or adverse change in the quality, or any material decrease in the value, of the securities portfolio of Yadkin considered as one enterprise.

     3.22. Personal Property and Other Assets. All banking equipment, data
           ----------------------------------
processing equipment, vehicles, and other personal property used by Yadkin and material to the operation of the business of Yadkin are owned by Yadkin free and clear of all liens, encumbrances, leases, title defects or exceptions to title. All personal property of Yadkin material to their business is in good operating condition and repair, ordinary wear and tear excepted.

     3.23. Environmental Matters.
           ---------------------

          (a) As used in this Agreement, "Environmental Laws" shall mean, without limitation:

              (i) all federal, state and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law for the protection of human health, natural resources, or the environment (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act; the Superfund Amendment and Reauthorization Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Oil Pollution Act; the Coastal Zone Management Act; any "Superfund" or "Superlien" law; the North Carolina Oil Pollution and Hazardous Substances Control Act; the North Carolina Water and Air Resources Act; and the North Carolina Occupational Safety and Health Act, including any amendments thereto from time to time); and,

              (ii) all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, or clean-up of any "Hazardous Substances" (as defined below).

          As used in this Agreement, "Hazardous Substance" shall mean any materials, substances, wastes, chemical substances, or mixtures presently listed, defined, designated, or classified as hazardous, toxic, or dangerous, or otherwise regulated, under any Environmental Laws, whether by type, quantity or concentration, including without limitation pesticides, pollutants, contaminants, toxic chemicals, oil, or other petroleum products, byproducts or additives, asbestos or materials containing (or presumed to contain) asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, lead, radon, methyl tertiary butyl ether ("MTBE") or radioactive material.

          (b) Yadkin has Previously Disclosed to HC Financial and High Country copies of all written reports, correspondence, notices or other information or materials, if any, in their possession pertaining to environmental surveys or assessments of the Yadkin Real Property, and any improvements thereon, or pertaining to any violation or alleged violation of Environmental Laws on, affecting or otherwise involving the Yadkin Real Property or involving Yadkin.

          (c) To the Best Knowledge of management of Yadkin after reasonable inquiry, there has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, emission, discharge, release, or threatened release of any Hazardous Substances by any person on, from or relating to the Yadkin Real Property which constitutes a violation of any Environmental Laws, or would require any removal, clean-up or remediation of any Hazardous Substances from, on or relating to the Yadkin Real Property under any Environmental Laws.

          (d) Yadkin has not violated any Environmental Laws which violation would have a material adverse effect on Yadkin, and, to the Best Knowledge of management of Yadkin after reasonable inquiry, there has been no violation of any Environmental Laws by any other person or entity for whose liability or obligation with respect to any particular matter or violation Yadkin is or may be responsible or liable which would have a material adverse effect on Yadkin considered as one enterprise.

          (e) Yadkin is not is subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to the Yadkin Real Property or by any person or entity.

          (f) To the Best Knowledge of management of Yadkin after reasonable inquiry, no facts, events or conditions relating to the Yadkin Real Property or the operations of Yadkin at any of its office locations, will prevent, hinder or limit continued substantial compliance with Environmental Laws, or give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities pursuant to Environmental Laws.

          (g) To the Best Knowledge of management of Yadkin (it being understood by Yadkin that, for purposes of this representation, management of Yadkin has not undertaken a review of each of Yadkin's loan files with respect to all Loan Collateral), (i) there has been no violation of any Environmental Laws by any person or entity (including any violation with respect to any Loan Collateral) for whose liability or obligation with respect to any particular matter or violation Yadkin is or may be responsible or liable; (ii) Yadkin is not subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon, the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to any Loan Collateral, by any person or entity; and (iii) there are no facts, events or conditions relating to any Loan Collateral that will give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

     3.24. Employment Matters; Employee Relations. Yadkin (i) has in all
           --------------------------------------
material respects paid in full to or accrued on behalf of all its directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services performed by them to the date of this Agreement, and all vacation pay, sick pay, severance pay, overtime pay and other amounts for which it is obligated under applicable law or Yadkin's existing agreements, benefit plans, policies or practices; and (ii) is in compliance with all applicable federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters; and, no person has asserted that Yadkin is liable in any amount for any arrearage in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

          There is no action, suit or proceeding by any person pending or, to the Best Knowledge of management of Yadkin, threatened, against Yadkin (or any employees of Yadkin), involving employment discrimination, sexual harassment, wrongful discharge or similar claims.

          Yadkin is not party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or, to the Best Knowledge of management of Yadkin, threatened labor dispute, work stoppage or strike involving Yadkin and any of its employees, or any pending or, to the Best Knowledge of management of Yadkin, threatened proceeding in which it is asserted that Yadkin has committed an unfair labor practice; and, to the Best Knowledge of management of Yadkin, there is no activity involving Yadkin, or its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

     3.25. Compliance with Existing Obligations. Yadkin has performed in all
           ------------------------------------
material respects all obligations required to be performed by it under, and it is not in default in any material respect under, or in violation in any material respect of, the terms and conditions of its Articles of Incorporation, Bylaws, material contracts, agreements, leases, mortgages, notes, bonds, indentures, licenses, obligations, understandings or other undertakings (whether oral or written) to which it is bound or by which its business, operations, capital stock or any property or asset may be affected.

     3.26. Disclosure. To the Best Knowledge of management of Yadkin, no written
           ----------
statement, certificate, schedule, list or other written information furnished by or on behalf of Yadkin to HC Financial or High Country in connection with this Agreement and the transactions described herein, when considered as a whole, contains or has contained any untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.27. Absence of Undisclosed Liabilities. Yadkin does not have any material
           ----------------------------------
liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the Yadkin Audited Financial Statements or Yadkin Interim Financial Statements, (ii) increases in deposit accounts in the ordinary course of business since June 30, 2003, or (iii) loan commitments in the ordinary course of business since June 30, 2003.


                                   ARTICLE IV
                   COVENANTS OF HC Financial AND HIGH COUNTRY

     4.01. Affirmative Covenants of HC Financial and High Country. HC Financial
           ------------------------------------------------------
and High Country hereby covenant and agree as follows with Yadkin:

          (a) High Country Shareholders' Meeting. HC Financial agrees to cause a
              ----------------------------------
meeting of its shareholders (the "High Country Shareholders Meeting") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting by HC Financial's shareholders on the approval of this Agreement and the Merger. In connection with the call and conduct of, and all other matters relating to the High Country Shareholders Meeting (including the solicitation of proxies), HC Financial will comply in all material respects with all provisions of applicable law and regulations and with its Articles of Incorporation and Bylaws.


          Unless, due to a material change in circumstances after the date hereof, HC Financial's Board of Directors reasonably believes in good faith, based on the written opinion of its legal counsel, that such a recommendation would violate the directors' duties or obligations as such to HC Financial or to its shareholders, HC Financial covenants that its Board of Directors will recommend and actively encourage HC Financial's shareholders to vote their shares of HC Financial Common Stock at the High Country Shareholders Meeting in favor of approval of this Agreement, the Merger, and the Proxy Statement will so indicate and state that HC Financial's Board of Directors considers the Merger to be advisable and in the best interests of HC Financial and its shareholders. In furtherance of such covenant, each director of HC Financial will execute this Agreement as an inducement to Yadkin to enter into this Agreement and by the execution hereof, each HC Financial director agrees, absent the aforesaid opinion of counsel, to vote his or her shares to approve this Agreement and the Merger.

          (b) Conduct of Business Prior to Effective Time. While the parties
              -------------------------------------------
recognize that the operation of HC Financial until the Effective Time is the responsibility of HC Financial's Board of Directors and officers and that the operation of High Country until the Effective Time is the responsibility of High Country's Board of Directors and officers, HC Financial and High Country agree that, between the date of this Agreement and the Effective Time, and except as otherwise provided herein or expressly agreed to in writing by Yadkin's President, HC Financial and High Country will carry on their business in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and, to the extent consistent with such business and within its ability to do so, HC Financial and High Country each agrees that it will:

              (i) preserve intact its present business organization, keep available its present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with it;

              (ii) maintain all of its properties and equipment in customary repair, order and condition, ordinary wear and tear excepted;

              (iii) maintain its books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis;

              (iv) comply in all material respects with all laws, rules and regulations applicable to it, its properties, assets or employees and to the conduct of its business;

              (v) not change its policies or procedures, including existing loan underwriting guidelines, in any material respect except as may be required by law;

              (vi) continue to maintain in force insurance such as is described in Paragraph 2.26 hereof; not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and, not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage; and,

              (vii) promptly provide to Yadkin such information about its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties, employees or operations, as Yadkin reasonably shall request.

          (c) Periodic Financial and Other Information. Following the date of
              ----------------------------------------
this Agreement and until the Effective Time, HC Financial and High Country will deliver to Yadkin, promptly after each is available:

               (i) an income statement and a statement of condition after each month end;

               (ii) a copy of all interim financial statements after each quarter end;

              (iii) a copy of each report, registration, statement, or other communication or regulatory filing made with or to any Regulatory Authority simultaneous with the filing or making thereof;

              (iv) information regarding each new extension of credit in excess of $250,000 (other than a loan secured by a first lien on a one-to-four family principal residence which is being made for the purchase or refinancing of that residence) after issuance of a commitment on such loan;

              (v) an analysis of the Loan Loss Reserve and management's assessment of the adequacy of the Loan Loss Reserve, which analysis and assessment shall include a list of all classified or "watch list" loans, along with the outstanding balance and amount specifically allocated to the Loan Loss Reserve for each such classified or "watch list" Loan, all within ten business days after each calendar month end; and,

              (vi) the following information with respect to loans and other extensions of credit (such assets being referred to in this Agreement as "Loans") as of, and within ten business days following, each calendar month end:

          (A) a list of Loans past due for 30 days or more as to principal or interest;

          (B) a list of Loans in nonaccrual status;

          (C) a list of all Loans without principal reduction for a period of longer than one year;

          (D) a list of all foreclosed real property or other real estate owned and all repossessed personal property;

          (E) a list of each reworked or restructured Loan still outstanding, including original terms, restructured terms and status; and

          (F) a list of any actual or threatened litigation by or against HC Financial or High Country pertaining to any Loan or credit, which list shall contain a description of circumstances surrounding such litigation, its present status and management's evaluation of such litigation.

          (d) Notice of Certain Changes or Events. Following the execution of
              -----------------------------------
this Agreement and up to the Effective Time, HC Financial or High Country promptly will notify Yadkin in writing of and provide to it such information as it shall request regarding (i) any material adverse change in HC Financial's or High Country's financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, is likely to cause, create or result in any such material adverse change; or of (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or is likely to cause any statement, representation or warranty of HC Financial or High Country herein to be or become inaccurate, misleading or incomplete in any material respect, or which has resulted or is likely to cause, create or result in the breach or violation in any material respect of any of HC Financial's or High Country's covenants or agreements contained herein or in the failure of any of the conditions described in Paragraphs 7.01 or 7.02 hereof.

          (e) Accruals for Loan Loss Reserve and Expenses. HC Financial and High
              -------------------------------------------
Country will cooperate with Yadkin and will make such appropriate accounting entries in their books and records and take such other actions as HC Financial and High Country shall, in their sole discretion, deem to be necessary or desirable in anticipation of the Merger, including without limitation additional provisions to High Country's Loan Loss Reserve or accruals or the creation of reserves for employee benefits and expenses related to the transactions described in this Agreement; provided, however, that notwithstanding any provision of this Agreement to the contrary, and except as otherwise agreed to by HC Financial and Yadkin, HC Financial and High Country shall not be required to make any such accounting entries until immediately prior to the Effective Time.

          (f) Consents to Assignment of Leases. HC Financial and High Country
              --------------------------------
will use its best efforts to obtain all required consents of their lessors to the assignment to Yadkin of HC Financial's and High Country's rights and obligations under any personal property leases, each of which consents shall be in such form as shall be specified by Yadkin.

          (g) Access. HC Financial and High Country each agrees that, following
              ------
the date of this Agreement and to and including the Effective Time, it will provide Yadkin and its employees, accountants, legal counsel, environmental consultants or other representatives access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, legal counsel and consultants, as Yadkin shall, in its sole discretion, consider to be necessary or appropriate; provided, however, that any investigation or reviews conducted by or on behalf of Yadkin shall be performed in such a manner as will not interfere unreasonably with HC Financial's or High Country's normal operations or with their relationships with their customers or employees, and shall be conducted in accordance with procedures established by the parties.

          (h) Deposit Liabilities. Following the date of this Agreement and up
              -------------------
to the Effective Time, High Country will make pricing decisions with respect to its deposit accounts in a manner consistent with its past practices based on competition and prevailing market rates in its banking markets and will give Yadkin three days notice after any changes in the pricing of its deposit accounts.

          (i) Further Action; Instruments of Transfer. HC Financial and High
              ---------------------------------------
Country each covenants and agrees with Yadkin that it: (i) will use its best efforts in good faith to take or cause to be taken all action required of it under this Agreement as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date; (ii) shall perform all acts and execute and deliver to Yadkin all documents or instruments required herein, or as otherwise shall be reasonably necessary or useful to or requested by Yadkin, in consummating such transactions; and, (iii) will cooperate with Yadkin in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions.

     4.02. Negative Covenants of HC Financial and High Country. Except as
           ---------------------------------------------------
Previously Disclosed or as may otherwise be required by governmental or regulatory authority or law, HC Financial and High Country hereby covenant and agree that, between the date hereof and the Effective Time, neither will do any of the following things or take any of the following actions without the prior written consent and authorization of Yadkin's President.

          (a) Amendments to Articles of Incorporation or Bylaws. Neither HC
              -------------------------------------------------
Financial nor High Country will amend its Articles of Incorporation or Bylaws.

          (b) Change in Capital Stock. Neither HC Financial nor High Country
              -----------------------
will (i) make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities; or (ii) issue (including any issuance of shares pursuant to a stock dividend or any issuance of any securities convertible into capital stock), sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities, or enter into any agreement or understanding with respect to any such action. However, notwithstanding anything contained herein to the contrary, HC Financial shall be permitted to issue shares of HC Financial Common Stock in conjunction with the exercise of outstanding options and warrants referred to in Paragraph 2.05 hereof.

          (c) Options, Warrants and Rights. HC Financial will not grant or issue
              ----------------------------
any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action.

          (d) Dividends. HC Financial will not declare or pay any dividends on
              ---------
its outstanding shares of capital stock or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders.

          (e) Employment, Benefit or Retirement Agreements or Plans. Except as
              -----------------------------------------------------
required by law, neither HC Financial nor High Country will: (i) enter into or become bound by any oral or written contract, agreement or commitment for the employment or compensation of any director, officer, employee or consultant which is not immediately terminable by HC Financial or High Country without cost or other liability on no more than 30 days' notice; (ii) adopt, enter into or become bound by any new or additional profit-sharing, bonus, incentive, change in control or "golden parachute," stock option, stock purchase, pension, retirement, insurance (hospitalization, life or other), paid leave (sick leave, vacation leave or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; or (iii) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

          (f) Increase in Compensation; Bonuses. Neither HC Financial nor High
              ----------------------------------
Country will increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of its directors, officers, employees or consultants. However, notwithstanding anything contained herein to the contrary, prior to the Effective Time HC Financial and High Country may make routine increases in the salaries of their employees at such times and in such amounts as shall be consistent with their customary salary administration and review policies and procedures.

          (g) Accounting Practices. Neither HC Financial nor High Country will
              --------------------
make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by GAAP or governmental regulations).

          (h) Acquisitions; Additional Branch Offices. Neither HC Financial nor
              ---------------------------------------
High Country will directly or indirectly (i) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity; (ii) open any new branch office; or (iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

          (i) Changes in Business Practices. Except as may be required by
              -----------------------------
Regulatory Authorities or any other governmental or regulatory agency, or as shall be required by applicable law, regulation or this Agreement, HC Financial and High Country will not (i) change in any material respect the nature of their business or the manner in which they conduct their business; (ii) discontinue any material portion or line of their business; or (iii) change in any material respect their lending, investment, asset-liability management or other material banking or business policies.

          (j) Exclusive Merger Agreement. Unless, due to a material change in
              --------------------------
circumstances after the date hereof, HC Financial's Board of Directors reasonably believes in good faith, based on the written opinion of its legal counsel, that any such action or inaction would violate the directors' duties or obligations as such to HC Financial or to its shareholders, HC Financial will not, directly, or indirectly through any person or entity: (i) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than Yadkin) relating to a merger or other acquisition of HC Financial or High Country or the purchase or acquisition of any stock of HC Financial or High Country, any branch office of High Country or all or any significant part of HC Financial's or High Country's assets (any of the above being a "Transaction"), or provide assistance to any person in connection with any such offer; (ii) except to the extent required by law, disclose to any person or entity any information not customarily disclosed to the public concerning HC Financial or its business or High Country or its business, or afford to any other person or entity (other than Yadkin) access to its properties, facilities, books or records; (iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such Transaction; or (iv) consummate a Transaction.

          (k) Acquisition or Disposition of Assets. Neither HC Financial nor
              ------------------------------------
High Country will:

              (i) Sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of, any real estate in any amount;

              (ii) Sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of, any equipment or any other fixed or capital asset (other than real estate) having a book value or a fair market value, whichever is greater, of more than $10,000 for any individual item or asset, or more than $25,000 in the aggregate for all such items or assets;

              (iii) Purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of, any real property in any amount;

              (iv) Purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of, any equipment or any other fixed asset (other than real estate) having a purchase price, or involving aggregate lease payments, in excess of $10,000 for any individual item or asset, or more than $25,000 in the aggregate for all such items or assets;

              (v) Enter into any purchase or other commitment or contract for supplies or services which obligates HC Financial or High Country for a period longer than six (6) months;

              (vi) Except in the ordinary course of its business consistent with its past practices, sell, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable; or

              (vii) Except in the ordinary course of its business consistent with its past practices, sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset (whether tangible or intangible, and including without limitation any trade name, trademark, copyright, service mark or intellectual property right or license), or assign its right to or otherwise give any other person its permission or consent to use or do business under the corporate name of HC Financial or High Country or any name similar thereto, or release, transfer or waive any license or right granted to it by any other person or entity to use any trademark, trade name, copyright, service mark or intellectual property right.

          (l) Debt; Liabilities. Except in the ordinary course of its business
              -----------------
consistent with its past practices, neither HC Financial nor High Country will:
(i) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to the borrowing of money; (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity; or (iii) incur any other liability or obligation (absolute or contingent).

          (m) Liens; Encumbrances. Neither HC Financial nor High Country will
              -------------------
mortgage, pledge or subject any of its assets to, or permit any of its assets to become or, except for those liens or encumbrances Previously Disclosed to Yadkin, remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with securing public funds deposits or repurchase agreements).

          (n) Waiver of Rights. Neither HC Financial nor High Country will
              ----------------
waive, release or compromise any rights in its favor against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders, nor will HC Financial or High Country waive, release or compromise any material rights against or with respect to any other person or entity except in the ordinary course of business and in good faith for fair value in money or money's worth.

          (o) Other Contracts. Neither HC Financial nor High Country will enter
              ---------------
into or become bound by any contracts, agreements, commitments or understandings (other than those permitted elsewhere in this Paragraph 4.02): (i) for or with respect to any charitable contributions exceeding $5,000 in the aggregate; (ii) with any governmental agency or Regulatory Authority; (iii) pursuant to which HC Financial or High Country would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person or entity; (iv) which is entered into other than in the ordinary course of its business; or (v) which, in the case of any one contract, agreement, commitment or understanding, and whether or not in the ordinary course of its business, would obligate or commit HC Financial or High Country to make expenditures over any period of time of more than $5,000 (other than contracts, agreements, commitments or understandings entered into in the ordinary course of High Country's lending operations).

          (p) Aggregate Deposit Liabilities. High Country will not take any
              -----------------------------
actions designed to materially increase or decrease the aggregate level of its deposits as they exist on the date of this Agreement.

          (q) Foreclosures. Except in ordinary course of business in connection
              ------------
with any foreclosure of a mortgage or deed of trust securing a loan, neither HC Financial nor High Country will bid for or purchase any real property which is covered by that mortgage or deed of trust or which is the subject of that foreclosure.


                                    ARTICLE V
                               COVENANTS OF YADKIN

     5.01. Affirmative Covenants of Yadkin. Yadkin hereby covenants and agrees
           -------------------------------
as follows with HC Financial and High Country:

          (a) Yadkin Shareholders' Meeting. Yadkin agrees to cause a meeting of
              ----------------------------
its shareholders (the "Yadkin Shareholders Meeting") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting by Yadkin's shareholders on the approval of this Agreement and the Merger. In connection with the call and conduct of, and all other matters relating to the Yadkin Shareholders Meeting (including the solicitation of proxies), Yadkin will comply in all material respects with all provisions of applicable law and regulations and with its Articles of Incorporation and Bylaws.

          Unless, due to a material change in circumstances after the date hereof, Yadkin's Board of Directors reasonably believes in good faith, based on the written opinion of its legal counsel, that such a recommendation would violate the directors' duties or obligations as such to Yadkin or to its shareholders, Yadkin covenants that its Board of Directors will recommend and actively encourage Yadkin's shareholders to vote their shares of Yadkin Common Stock at the Yadkin Shareholders' Meeting in favor of approval of this Agreement and the Merger, and the Proxy Statement will so indicate and state that Yadkin's Board of Directors considers the Merger to be advisable and in the best interests of Yadkin and its shareholders.

          (b) Access. Yadkin agrees that, following the date of this Agreement
              ------
and to and including the Effective Time, it will provide HC Financial and High Country and their respective employees, accountants, legal counsel, environmental consultants or other representatives access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, legal counsel and consultants, as HC Financial or High Country shall, in their respective sole discretion, consider to be necessary or appropriate; provided, however, that any investigation or reviews conducted by or on behalf of HC Financial or High Country shall be performed in such a manner as will not interfere unreasonably with Yadkin's normal operations or with its relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties; and, provided further, that neither HC Financial nor High Country shall have any right of access to Yadkin's personnel files and records.

          (c) Further Action; Instruments of Transfer. Yadkin covenants and
              ---------------------------------------
agrees with HC Financial and High Country that it (i) will use its best efforts in good faith to take or cause to be taken all action required of it under this Agreement as promptly as practicable so as to permit the consummation of the transactions described herein at the earliest possible date; (ii) shall perform all acts and execute and deliver to HC Financial and High Country all documents or instruments required herein, or as otherwise shall be reasonably necessary or useful to or requested by HC Financial or High Country, in consummating such transactions; (iii) will cooperate with HC Financial and High Country in every way in carrying out, and will pursue diligently the expeditious completion of, such transactions; and, (iv) shall take such corporate action as is necessary to authorize the issuance of additional shares of Yadkin Stock as necessary to complete the Merger.

          (d) Employment of Other HC Financial and High Country Employees. In
              -----------------------------------------------------------
the case of employees of HC Financial and High Country other than those employees of HC Financial and High Country that are party to an employment agreement set forth in Paragraph 2.25(a) hereof, and provided they remain employed by HC Financial or High Country at the Effective Time, Yadkin will attempt in good faith to locate positions with Yadkin for which employment may be offered, and Yadkin will offer employment to as many of those employees as Yadkin, in its discretion, considers to be feasible. However, except as provided in Paragraphs 1.08 and 6.09, notwithstanding anything contained in this Agreement to the contrary, Yadkin shall not have any obligation to employ or provide employment to any employee of HC Financial or High Country or to any particular number of such employees. Any employment so offered to an employee of HC Financial or High Country shall be in such a position, at such location within Yadkin's branch system, and for such rate of compensation, as Yadkin shall determine in its sole discretion. Each such person's employment shall be on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person or to obligate Yadkin to employ any such person for any specific period of time or in any specific position or to restrict Yadkin's right to terminate the employment of any such person at any time and for any reason satisfactory to it. Any employee of HC Financial or High Country who is not offered employment by Yadkin at the Effective Time ("Non-Continuing Employee") will be paid such severance as the parties shall mutually determine on a case-by-case basis, but in no event shall such severance be less than two (2) weeks salary of the Non-Continuing Employee.

          (e) Employee Benefits. Except as otherwise provided in this Agreement,
              -----------------
any employee of HC Financial or High Country who becomes an employee of Yadkin at the Effective Time (a "New Employee") shall be entitled to receive all employee benefits and to participate in all benefit plans provided by Yadkin on the same basis (including cost) and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of Yadkin, except that New Employees shall be immediately eligible to participate in all benefit plans as of the Effective Date. Each New Employee shall be given credit for his or her full years of service with HC Financial or High Country for: (i) eligibility for participation and vesting in Yadkin's Section 401(k) savings plan; and (ii) all purposes under Yadkin's other benefit plans (including entitlement to vacation and sick leave). For purposes of Yadkin's health insurance coverage, a New Employee's participation will be without regard to pre-existing condition requirements under Yadkin's health insurance plan, provided that any such pre-existing condition at the Effective Time was covered under HC Financial's or High Country's health insurance plan(s) at the Effective Time and the New Employee provides evidence of such previous coverage in a form satisfactory to Yadkin's health insurance carrier.

          Any Non-Continuing Employee will be permitted to obtain continued health insurance coverage through the exercise of his or her COBRA rights offered under Yadkin's health insurance coverage; and Yadkin will give any required COBRA notices.

          For the calendar year during which the Effective Time occurs, Yadkin will grant to each New Employee a number of days of sick leave and vacation leave, respectively, equal, in each case, to (i) the full number of such days to which the New Employee would be entitled for that year, based on his or her credited years of service and in accordance with Yadkin's standard leave policies, less (ii) the number of days of sick leave and vacation leave used by the New Employee as an employee of HC Financial or High Country during that calendar year.

          (f) Directors. In accordance with the provisions of Paragraph 1.08
              ---------
hereof, at the Effective Time Yadkin will cause Harry M. Davis, Larry V. Hughes and C. Kenneth Wilcox, provided each is in office as a director of HC Financial and High Country at the Effective Time to be appointed a director of Yadkin. In the event one or more of these named directors is not in office as a director of HC Financial and High Country at the Effective Time, Yadkin will appoint another director of HC Financial and High Country in office at the Effective Time, as selected by the Presidents of Yadkin and HC Financial, to serve as a director of Yadkin; provided that not more than three former HC Financial directors shall be appointed to the Board of Yadkin at the Effective Time (each a "Continuing Director"). Each Continuing Director's continued service as a director of Yadkin will be subject to the normal nomination and election processes. Immediately after the appointment of these individuals, the board of directors of Yadkin will consist of fourteen (14) directors. Each member of the Board of Directors of HC Financial and High Country serving at the Effective Time who will not serve as a Continuing Director shall be appointed to serve on the advisory board of Yadkin for the Watauga County region of North Carolina ("Advisory Director"). Provided any such Advisory Director does not serve as a director, officer, employee or consultant to an entity reasonably deemed to compete with Yadkin, each such Advisory Director shall be entitled to receive from Yadkin, for the three years following the Effective Time, fees in an amount equal to $600 per month, paid, at the election of the Advisory Director, either in lump sum at the Closing or in monthly installments. In lieu of such fees, each such Advisory Director may choose to be compensated through the purchase of an annuity for the benefit of such director, the terms of such annuity prohibiting the beneficiary from competing with Yadkin for the three years following the Effective Time. Following expiration of this three-year period, any Advisory Director who elects to continue as an advisory board member shall be compensated in the same manner as other advisory board members of Yadkin.

          (g) "Blue Sky" Approvals. Yadkin shall use its best efforts to take
               -------------------
all actions, if any, required by applicable state securities or "blue sky" laws:
(i) to cause the Yadkin Common Stock issued at the Effective Time, at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, or to cause all conditions to any exemptions from qualification or registration thereof under such laws to have been satisfied; and (ii) to obtain any and all other approvals or consents to the issuance of the Yadkin Common Stock that are required under state or federal law.

          (h) Available Funds. By Closing, Yadkin will have transferred to the
              ---------------
Exchange Agent the funds necessary to satisfy its obligations under Article I of this Agreement.

          (i) NASDAQ Notification. By Closing, Yadkin shall file with the
              -------------------
National Association of Securities Dealers such notifications and other materials (and shall pay such fees) as shall be required for the listing on Nasdaq National Market of the shares of Yadkin Common Stock to be issued to HC Financial's shareholders pursuant to the Merger.

     5.02. Negative Covenants of Yadkin. Yadkin hereby covenants and agrees
           ----------------------------
that, between the date hereof and the Effective Time, it will not do any of the following things or take any of the following actions without the prior written consent and authorization of HC Financial's President.

          (a) Amendments to Articles of Incorporation or Bylaws. Yadkin will not
              -------------------------------------------------
amend its Articles of Incorporation or Bylaws.

          (b) Change in Capital Stock. Yadkin will not: (i) make any change in
              -----------------------
its authorized capital stock, or create any other or additional authorized capital stock or other securities; or (ii) issue (including any issuance of shares pursuant to a stock dividend or any issuance of any securities convertible into capital stock), sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities, or enter into any agreement or understanding with respect to any such action. However, notwithstanding anything contained herein to the contrary, Yadkin shall be permitted to issue shares of Yadkin Common Stock in conjunction with the exercise of outstanding options referred to in Paragraph 3.05 hereof, or pursuant to its stock purchase or dividend reinvestment plan.

          (c) Options, Warrants and Rights. Yadkin will not grant or issue any
              ----------------------------
options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action. However, notwithstanding anything contained herein to the contrary, following the date of this Agreement Yadkin may grant additional options to purchase shares of Yadkin Common Stock pursuant to its existing employee and/or director stock option plans.

          (d) Dividends. Yadkin will not declare or pay any dividends on its
              ---------
outstanding shares of capital stock or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders.

          (e) Accounting Practices. Yadkin will not make any changes in its
              ---------------------
accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by GAAP or governmental regulations).

          (f) Changes in Business Practices. Except as may be required by the
              -----------------------------
Regulatory Authorities or any other governmental agency, or as shall be required by applicable law, regulation or this Agreement, Yadkin will not: (i) change in any material respect the nature of its business; (ii) discontinue any material portion or line of its business; or (iii) change in any material respect its lending, investment, asset-liability management or other material banking or business policies.


                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     6.01. Preparation and Distribution of Proxy Statement/Offering Circular.
           -----------------------------------------------------------------
Yadkin and HC Financial jointly will prepare a joint proxy statement/offering circular (the "Proxy Statement/Offering Circular") for distribution to Yadkin's and HC Financial's shareholders as Yadkin's proxy statement relating to Yadkin's solicitation of proxies for use at the Yadkin Shareholders Meeting, HC Financial's proxy statement relating to HC Financial's solicitation of proxies for use at the High Country Shareholders Meeting and as Yadkin's offering circular relating to its offer and distribution of Yadkin Common Stock to HC Financial's shareholders as described in this Agreement. The Proxy Statement/Offering Circular shall, in all material respects, be prepared in such form and contain or be accompanied by such information regarding the Yadkin Shareholders Meeting, the High Country Shareholders Meeting, this Agreement, the parties hereto, the Merger, the Bank Merger and other transactions described herein as is required by regulations of the FDIC applicable to Yadkin and the SEC as applicable to HC Financial or otherwise as shall be agreed upon by Yadkin and HC Financial.

          Yadkin and HC Financial will mail the Proxy Statement/Offering Circular to their shareholders on a date mutually agreed upon by Yadkin and HC Financial not less than twenty (20) business days prior to the scheduled date of the Yadkin Shareholders' Meeting and the scheduled date of the High Country Shareholders Meeting, whichever is earlier; provided, however, that no such materials shall be mailed to Yadkin's shareholders or HC Financial's shareholders unless and until Yadkin shall have received the authorization of the FDIC, HC Financial shall have received the authorization of the SEC, and HC Financial and Yadkin shall have agreed on the form and content of such materials.

     6.02. Regulatory Approvals. Yadkin, High Country and HC Financial each
           --------------------
agrees with the others that, as soon as practicable following the date of this Agreement, it will prepare and file, or cause to be prepared and filed, all applications required to be filed by it under applicable law and regulations for approvals by Regulatory Authorities of the Merger, the Bank Merger or other transactions described in this Agreement, including without limitation any required applications for the approval of the Commissioner, the FDIC, the FRB and the North Carolina Banking Commission (the "Commission"). Yadkin, High Country and HC Financial each agrees (i) to use its best efforts in good faith to obtain all necessary approvals of Regulatory Authorities required for consummation of the Merger and other transactions described herein; and (ii) before the filing of any such application required to be filed, to give each other party an opportunity to review and comment on the form and content of such application. Should the appearance of any of the officers, directors, employees, financial advisors or counsel of Yadkin, High Country or HC Financial be requested by each other or by any Regulatory Authority at any hearing in connection with any such application, it will use its best efforts to arrange for such appearance.

     6.03. Information for Proxy Statement/Offering Circular and Applications
           ------------------------------------------------------------------
for Regulatory Approvals. Yadkin, High Country and HC Financial each covenants
------------------------
with the other that (i) it will cooperate with the other parties in the preparation of the Proxy Statement/Offering Circular, and applications for required approvals of Regulatory Authorities, and it will promptly respond to requests by the other parties and their legal counsel for information, and will provide all information, documents, financial statements or other material, that is required for, or that may be reasonably requested by any other party for inclusion in, any such document; and (ii) none of the information provided by it for inclusion in any of such documents, at the time of the mailing of those materials to HC Financial's and Yadkin's shareholders, or at the time of receipt of any such required approval of a Regulatory Authority, as the case may be, will contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     6.04. Expenses. Subject to the provisions of Paragraph 8.03, and whether or
           --------
not this Agreement shall be terminated or the Merger or the Bank Merger shall be consummated, Yadkin, High Country and HC Financial each agrees to pay its own legal, accounting and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement, or otherwise in connection with this Agreement and the transactions described herein (including without limitation all accounting fees, legal fees, consulting or advisory fees, filing fees, printing and mailing costs, and travel expenses). For purposes of this Agreement, expenses associated with the printing and mailing of the Proxy Statement/Offering Circular described in Paragraph 6.01, and with the Tax Opinion described in Paragraph 6.11, shall be deemed to have been incurred by Yadkin and HC Financial equally. Expenses owed to Smith Capital, including its fees for rendering the "HC Financial Fairness Opinion" described in Paragraph 7.01(d)(ii), shall be deemed to have been incurred solely by HC Financial. Expenses owed to The Carson Medlin Company, including its fees for rendering the "Yadkin Fairness Opinion" described in Paragraph 7.01(d)(i), shall be deemed to have been incurred solely by Yadkin.

     6.05. Announcements. Yadkin, High Country and HC Financial each agrees that
           -------------
no persons other than the parties to this Agreement are authorized to make any public announcements or statements about this Agreement or any of the transactions described herein, and that, without the prior review and consent of the other parties (which consent shall not unreasonably be denied or delayed), it will not make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the required approval of any Regulatory Authority to the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, neither Yadkin, High Country nor HC Financial shall be required to obtain the prior consent of the other parties for any such disclosure which it, in good faith and upon the advice of its legal counsel, believes is required by law.

     6.06. Real Property Matters.
           ---------------------

          (a) Yadkin, at its own option or expense, may cause to be conducted:
(i) a title examination, physical survey, zoning compliance review, and structural inspection of the High Country Real Property and improvements thereon (the "Property Examination"); and (ii) site inspections, historic reviews, regulatory analyses, and Phase 1 environmental assessments of the High Country Real Property, together with such other studies, testing and intrusive sampling and analyses as Yadkin shall deem necessary or desirable (the "Environmental Survey").

          (b) If, in the course of the Property Examination or Environmental Survey, Yadkin discovers a "Material Defect" (as defined below) with respect to the High Country Real Property which has not been Previously Disclosed, Yadkin will give prompt written notice thereof to HC Financial describing the facts or conditions constituting the Material Defect, and Yadkin shall have the option, exercisable upon written notice to HC Financial, to either: (i) waive the Material Defect; or (ii) terminate this Agreement.

          (c) For purposes of this Agreement, a "Material Defect" shall include:

              (i) the existence of any lien (other than the lien of real property taxes not yet due and payable), encumbrance, zoning restriction, easement, covenant, or other restriction, title imperfection or title irregularity, or the existence of any facts or conditions that constitute a breach of HC Financial's or High Country's representations and warranties contained in Paragraph 2.16 or 2.21, in either such case that Yadkin reasonably believes will materially affect its use of any parcel of the High Country Real Property for the purpose for which it currently is used or the value or marketability of any parcel of the High Country Real Property, or as to which Yadkin otherwise objects; or

              (ii) the existence of any structural defects or conditions of disrepair in the improvements on the High Country Real Property (including any equipment, fixtures or other components related thereto) that Yadkin reasonably believes would cost an aggregate of $200,000 or more to repair, remove or correct as to all such High Country Real Property; or

              (iii) the existence of facts or circumstances relating to any of the High Country Real Property reflecting that (A) there likely has been a discharge, disposal, release, threatened release, or emission by any person of any Hazardous Substance (as such term is defined in Paragraph 2.21(a)(ii) hereof) on, from, under, at, or relating to the High Country Real Property; or
(B) any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to the High Country Real Property which constitutes or would constitute a violation of any Environmental Laws or any contract or other agreement between HC Financial or High Country and any other person or entity, as to which, in either such case, Yadkin reasonably believes, based on the advice of legal counsel or other consultants, that HC Financial or High Country could become responsible or liable, or that HC Financial or High Country could become responsible or liable following the Effective Time, for assessment, removal, remediation, monetary damages, or civil, criminal or administrative penalties or other corrective action and in connection with which the amount of expense or liability which HC Financial or High Country could incur, or for which HC Financial or High Country could become responsible or liable, following consummation of the Merger at any time or over any period of time could equal or exceed an aggregate of $50,000 or more as to all such High Country Real Property.

     6.07. Treatment of High Country Options and Warrants.
           ----------------------------------------------

          (a) Yadkin and HC Financial agree that, as of the Effective Time, holders of HC Financial's 206,250 outstanding options to purchase shares of HC Financial Common Stock referenced in Paragraph 2.05 (each a "High Country Option" and collectively the "High Country Options") and 276,322 outstanding warrants to purchase shares of HC Financial Common Stock referenced in Paragraph
2.05 (each a "High Country Warrant" and collectively the "High Country Warrants") shall have the option to surrender their High Country Options or High Country Warrants and receive solely a cash payment amount equal to (A) the excess of $24.02 over the exercise price per share of HC Financial Common Stock covered by the High Country Option or High Country Warrant, (B) multiplied by the total number of shares of HC Financial Common Stock covered by the High Country Option or High Country Warrant. HC Financial and High Country will obtain from each person who holds a High Country Option, and will deliver to Yadkin at the Closing, a written agreement in a form specified by Yadkin confirming and agreeing to the surrender of such person's High Country Option upon payment of the amounts described above.

          (b) Yadkin and HC Financial agree that, as of the Effective Time, all High Country Options that are not surrendered shall be assumed by Yadkin on their then current terms and conditions and be converted into options to purchase shares of Yadkin Common Stock, such conversion to be made such that following the Effective Time each High Country Option will represent an option to purchase a number of shares of Yadkin Common Stock equal to the Exchange Ratio for every one (1) share of HC Financial Common Stock covered by such High Country Option prior to the Effective Time with an appropriate adjustment to the exercise price for such High Country Option. In addition, each High Country Option which is an "incentive stock option" shall be adjusted as required by
Section 424 of the Code and the regulations promulgated thereunder so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. Yadkin and HC Financial shall take all necessary steps to effectuate the foregoing provisions of this Paragraph 6.07(b), including appropriate amendments to the HC Financial option plans if necessary.

          (c) The HC Financial Board of Directors agrees, if requested by Yadkin, to accelerate, in accordance with the High Country Warrant agreement, the exercise date of the High Country Warrants to the Effective Time.

     6.08. Treatment of 401(k) Plan. High Country agrees that, prior to the
           ------------------------
Closing Date, it will take or cause to be taken such actions as Yadkin shall reasonably consider necessary or desirable in connection with or to effect or facilitate termination of High Country's 401(k) Plan (the "Plan") in accordance with the Plan and applicable law. Each participant in the Plan on such termination date may elect, upon completion of the termination and the final liquidation of the Plan, to receive a distribution of the assets credited to his or her Plan account at that time or, if the participant has become a participant in Yadkin's Section 401(k) plan ("Yadkin Plan"), to have those assets credited as a "roll-over" to the participant's account under the Yadkin Plan. Yadkin agrees that it will assume, as of the Effective Time, any and all administrative and fiduciary duties of High Country with respect to the duties related to termination and final liquidation of the Plan. Yadkin shall not assume any other duties with regard to the Plan other than those necessary to complete the termination and liquidation of the Plan.

     6.09. Officer Employment Agreements. Effective with the execution of this
           -----------------------------
Agreement, John M. Brubaker and Robert Furches have entered into Employment Agreements with Yadkin that will become effective on the Closing Date of the Merger.

     6.10. Directors' and Officers' Liability Insurance. Yadkin and HC Financial
           --------------------------------------------
agree that, to the extent the same can be purchased at a cost to which they both agree, then immediately prior to the Effective Time HC Financial shall purchase "tail" coverage, effective at the Effective Time, under and in the same amount of coverage, and insuring the same persons and entities as is provided by its then current directors' and officers' liability insurance policy. To the extent reasonably possible, Yadkin shall attempt to obtain such "tail" coverage for a period of three years.

     6.11 Tax Opinion. Yadkin and HC Financial agree to use their best efforts
          -----------
to cause the Bank Merger, the Merger, and the conversion of outstanding shares of HC Financial Common Stock into shares of Yadkin Common Stock, on the terms contained in this Agreement, to be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code and to obtain from Maupin Taylor, P.A., a written opinion (the "Tax Opinion"), addressed jointly to the Boards of Directors of Yadkin and HC Financial, to the foregoing effect.


                                   ARTICLE VII
                         CONDITIONS PRECEDENT TO MERGER

     7.01. Conditions to all Parties' Obligations. Notwithstanding any other
           --------------------------------------
provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date.

          (a) Approval by Regulatory Authorities; Disadvantageous Conditions.
              --------------------------------------------------------------
(i) The Merger, the Bank Merger and other transactions described in this Agreement shall have been approved, to the extent required by law, by the FDIC, the FRB, the Commissioner, the Commission, and by all other Regulatory Authorities having jurisdiction over such transactions; (ii) no Regulatory Authority shall have objected to or withdrawn its approval of such transactions or imposed any condition on such transactions or its approval thereof, which condition is reasonably deemed by HC Financial or Yadkin to so adversely impact the economic or business benefits of this Agreement to HC Financial, High Country or Yadkin as to render it inadvisable for HC Financial, High Country or Yadkin to consummate the Merger or the Bank Merger; (iii) the 15-day or 30-day waiting period, as applicable, required following necessary approvals by the FDIC and the FRB for review of the transactions described herein by the United States Department of Justice shall have expired, and, in connection with any such review, no objection to the Merger or the Bank Merger shall have been raised; and (iv) all other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

          (b) Adverse Proceedings, Injunction, Etc. There shall not be: (i) any
              ------------------------------------
order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger, the Bank Merger or any of the other transactions described in this Agreement or any of the parties hereto from consummating any such transaction; (ii) any pending or threatened investigation of the Merger, the Bank Merger or any of such other transactions by the United States Department of Justice, or any actual or threatened litigation under federal antitrust laws relating to the Merger, the Bank Merger or any other such transaction; (iii) any suit, action or proceeding by any person or entity (including any governmental, administrative or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit Yadkin, High Country or HC Financial from consummating the Merger or the Bank Merger or carrying out any of the terms or provisions of this Agreement; or (iv) any other suit, claim, action or proceeding pending or threatened against Yadkin, High Country or HC Financial or any of their respective officers or directors which shall reasonably be considered by Yadkin, High Country or HC Financial to be materially burdensome in relation to the proposed Merger or Bank Merger or materially adverse in relation to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of any party hereto, and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within 90 days of the institution or threat thereof.

          (c) Approval by Boards of Directors and Shareholders. The respective
              ------------------------------------------------
Boards of Directors of Yadkin, High Country and HC Financial shall have duly adopted this Agreement and the Merger by appropriate resolutions, the shareholders of Yadkin shall have duly approved this Agreement and the Merger at the Yadkin Shareholders Meeting, the shareholders of HC Financial shall have duly approved this Agreement and the Merger at the High Country Shareholders Meeting and HC Financial, acting in its capacity as the sole shareholder of High Country, shall have duly approved this Agreement and the Merger, all to the extent required by and in accordance with the provisions of this Agreement, applicable law, and applicable provisions of their respective Articles of Incorporation and Bylaws.

          (d) Fairness Opinions.
              -----------------

          (i) Yadkin shall have received from The Carson Medlin Company a written opinion (the "Yadkin Fairness Opinion") to the effect that the Merger is fair, from a financial point of view, to Yadkin and its shareholders; and, The Carson Medlin Company shall have delivered a letter to Yadkin, dated as of a date within five business days following the date of determination of the Exchange Ratio pursuant to Paragraph 1.05(b), to the effect that it remains its opinion that the terms of the Merger are fair, from a financial point of view, to Yadkin and its shareholders.

          (ii) HC Financial shall have received from Smith Capital, a written opinion (the "HC Financial Fairness Opinion") to the effect that the consideration received by HC Financial's shareholders is fair, from a financial point of view, to HC Financial and its shareholders; and Smith Capital shall have delivered a letter to HC Financial, dated as of a date within five business days following the date of determination of the Exchange Ratio pursuant to Paragraph 1.05(b), to the effect that it remains its opinion that the terms of the Merger are fair, from a financial point of view, to HC Financial and its shareholders.

          (e) Tax Opinion. Yadkin and HC Financial shall have received the Tax
              -----------
Opinion in form satisfactory to each of them.

          (f) No Termination or Abandonment. This Agreement shall not have been
              -----------------------------
terminated or abandoned by any party hereto.

          (g) Articles of Merger; Other Actions. Separate Articles of Merger
              ---------------------------------
described in Paragraph 1.09 of this Agreement pertaining to the Merger and the Bank Merger shall have been duly executed by Yadkin and filed with the North Carolina Secretary of State as provided in that Paragraph.

     7.02. Additional Conditions to Yadkin's Obligations. Notwithstanding any
           ---------------------------------------------
other provision of this Agreement to the contrary, Yadkin's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or before the Closing Date:

          (a) Material Adverse Change. There shall not have occurred any
              -----------------------
material adverse change in the consolidated financial condition or results of operations of HC Financial, and there shall not have occurred any event or development, and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, is likely to cause, create or result in any such material adverse change.

          (b) Compliance with Laws. HC Financial and High Country shall have
              --------------------
complied in all material respects with all federal and state laws and regulations applicable to them in connection with the transactions described in this Agreement where the violation of or failure to comply with any such law or regulation is likely to have a material adverse effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of HC Financial or High Country, or of Yadkin after the Effective Time, or on HC Financial's or High Country's ability to consummate the Merger or the Bank Merger.

          (c) HC Financial's and High Country's Representations and Warranties
              ----------------------------------------------------------------
and Performance of Agreements; Officers' Certificate. Unless waived in writing
----------------------------------------------------
by Yadkin as provided in Paragraph 10.02 hereof, each of the representations and warranties of HC Financial and High Country contained in this Agreement shall have been true and correct in all material respects as of the date hereof, and they shall remain true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date, except: (i) for changes which are not, in the aggregate, material and adverse to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of HC Financial and High Country considered as one enterprise or to HC Financial's and High Country's ability to consummate the Merger or the Bank Merger, respectively, and other transactions described herein; and (ii) as otherwise contemplated by this Agreement; and HC Financial and High Country each shall have performed in all material respects all of its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

          Yadkin shall have received a certificate dated as of the Closing Date and executed by the President and CEO and the Chief Financial Officer of HC Financial and High Country to the effect that the conditions of this subparagraph have been met and as to such other matters as may be reasonably requested by Yadkin.

          (d) Legal Opinion of HC Financial's and High Country's Counsel. Yadkin
              ----------------------------------------------------------
shall have received the written legal opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., counsel for HC Financial and High Country, dated as of the Closing Date and in form and substance reasonably satisfactory to Yadkin.

          (e) Other Documents and Information. HC Financial and High Country
              -------------------------------
shall have provided to Yadkin correct and complete copies (certified by their respective Secretaries) of resolutions of their respective Boards of Directors and shareholders pertaining to approval of this Agreement, the Merger and the Bank Merger and other transactions contemplated herein, together with a certificate of the incumbency of their officers who executed this Agreement or any other documents delivered to Yadkin in connection with the Closing.

          (f) Acceptance by Yadkin's Counsel. The form and substance of all
              ------------------------------
legal matters described in this Agreement or related to the transactions contemplated herein shall be reasonably acceptable to Yadkin's legal counsel.

          (g) Option Plan Matters. HC Financial and High Country shall have
              -------------------
delivered to Yadkin the written agreement of each individual holder of the High Country Options, as required by Paragraph 6.07(a).

          (h) Consents to Assignment of Property Leases. HC Financial and High
              -----------------------------------------
Country shall have obtained all required consents to the assignment to Yadkin of its rights and obligations under any personal property lease and any Real Property Lease material to the business of HC Financial and High Country, and such consents shall be in such form and substance as shall be satisfactory to Yadkin; and each of the lessors of HC Financial and High Country shall have confirmed in writing that HC Financial and High Country is not in default under the terms and conditions of any personal property lease or any Real Property Lease.

          (i) Officer Agreements. John M. Brubaker and Robert Furches shall have
              ------------------
entered into the Employment Agreements set forth in Paragraph 6.09 hereof.

     7.03. Additional Conditions to HC Financial's and High Country's
           ----------------------------------------------------------
Obligations. Notwithstanding any other provision of this Agreement to the
-----------
contrary, HC Financial's and High Country's separate obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or before the Closing Date:

          (a) Material Adverse Change. There shall not have occurred any
              -----------------------
material adverse change in the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Yadkin, and there shall not have occurred any event or development, and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, is likely to cause, create or result in any such material adverse change.

          (b) Compliance with Laws. Yadkin shall have complied in all material
              --------------------
respects with all federal and state laws and regulations applicable to it in connection with the transactions described in this Agreement and where the violation of or failure to comply with any such law or regulation is likely to have a material adverse effect on the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Yadkin after the Effective Time, or on Yadkin's ability to consummate the Merger or the Bank Merger.

          (c) Yadkin's Representations and Warranties and Performance of
              ----------------------------------------------------------
Agreements; Officers' Certificate. Unless waived in writing by HC Financial or
---------------------------------
High Country as provided in Paragraph 10.02, each of the representations and warranties of Yadkin contained in this Agreement shall have been true and correct in all material respects as of the date hereof, and they shall remain true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date, except: (i) for changes which are not, in the aggregate, material and adverse to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Yadkin or to Yadkin's ability to consummate the Merger, the Bank Merger and other transactions described herein: and (ii) as otherwise contemplated by this Agreement; and, Yadkin shall have performed in all material respects all of its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date.

          HC Financial and High Country shall have received a certificate dated as of the Closing Date and executed by Yadkin's President and CEO and Chief Financial Officer to the effect that the conditions of this subparagraph have been met and as to such other matters as may be reasonably requested by HC Financial and High Country.

          (d) Legal Opinion of Yadkin's Counsel. HC Financial shall have
              ---------------------------------
received the written legal opinion of Maupin Taylor, P.A., counsel to Yadkin, dated as of the Closing Date and in form and substance reasonably satisfactory to HC Financial.

          (e) Other Documents and Information. Yadkin shall have provided to HC
              -------------------------------
Financial and High Country correct and complete copies (all certified by Yadkin's Secretary) of Yadkin's Articles of Incorporation and Bylaws, and resolutions of its Board of Directors and shareholders pertaining to approval of this Agreement, the Merger and the Bank Merger and other transactions contemplated herein, together with a certificate as to the incumbency of Yadkin's officers who executed this Agreement or any other documents delivered to HC Financial or High Country in connection with the Closing.

          (f) Acceptance by HC Financial's Counsel. The form and substance of
              ------------------------------------
all legal matters described in this Agreement or related to the transactions contemplated herein shall be reasonably acceptable to HC Financial's legal counsel.

          (g) Merger Expenses. Expenses incurred by HC Financial and High
              ---------------
Country in connection with this Agreement and the Merger (including without limitation the entire amount of fees payable to Smith Capital for the Fairness Opinion and fees payable to HC Financial and High Country's accountants and attorneys) shall not exceed an aggregate of $150,000. If HC Financial and High Country determine in good faith that its expenses could exceed $150,000, Yadkin will negotiate in good faith with HC Financial and High Country on increasing the amount allocated for HC Financial and High Country's merger expenses.

                                  ARTICLE VIII
                          TERMINATION; BREACH; REMEDIES

     8.01. Mutual Termination. At any time prior to the Effective Time (and
           ------------------
whether before or after approval hereof by the shareholders of Yadkin or HC Financial), this Agreement may be terminated by the mutual agreement of HC Financial, High Country and Yadkin. Upon any such mutual termination, all obligations of Yadkin, High Country and HC Financial hereunder shall terminate and each party shall pay its own costs and expenses as provided in Paragraph 6.04.

     8.02. Unilateral Termination. Prior to the Effective Time, this Agreement
           ----------------------
may be terminated by either HC Financial or Yadkin (whether before or after approval hereof b y Yadkin's shareholders or HC Financial's shareholders) upon written notice to the other parties in the manner provided herein and under the circumstances described below.

          (a) Termination by HC Financial and High Country. This Agreement may
              --------------------------------------------
be terminated by HC Financial by action of its Board of Directors:

          (i) if any of the conditions to the obligations of HC Financial or High Country set forth in Paragraphs 7.01 and 7.03 shall not have been satisfied in all material respects or effectively waived in writing by HC Financial within 15 days of receipt of all shareholder and regulatory approvals (except to the extent that the failure of such condition to be satisfied has been caused by the failure of HC Financial or High Country to satisfy any of its obligations, covenants or agreements contained herein);

          (ii) if Yadkin shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Articles V or VI herein in any material respect;

          (iii) if HC Financial or High Country determines at any time that any of Yadkin's representations or warranties contained in Article III hereof or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made or would have been false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Best Knowledge of any person, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, is likely to cause any such representations or warranties to become false or misleading in any material respect or that would cause any such representation or warranty to become false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Best Knowledge of any person;

          (iv) if, notwithstanding HC Financial's and High Country's satisfaction of their respective obligations under Paragraphs 6.01 and 6.03, HC Financial's shareholders do not approve this Agreement and the Merger at the High Country Shareholders Meeting, or if the Yadkin Shareholders Meeting is not held by December 31, 2003;

          (v) if the Merger shall not have become effective on or before March 31, 2004 or such later date as shall be mutually agreed upon in writing by HC Financial, High Country and Yadkin;

          (vi) if the Yadkin Average Price is less than $13.50; or

          (vii) if one or more persons or entities other than Yadkin makes a bona fide proposal for a Transaction (as defined in Paragraph 4.02(j)(i)) and the HC Financial Board of Directors determines, in its good faith judgment and in the reasonable exercise of its fiduciary duties, with respect to legal matters on the written opinion of its legal counsel and as to financial matters on the written opinion of Smith Capital or other investment banking firm of national reputation: (A) that the Transaction is more favorable to HC Financial's shareholders than the transaction contemplated by this Agreement; and (B) that the failure to terminate this Agreement and accept such alternative Transaction proposal would be inconsistent with the proper exercise of its fiduciary duties.

          However, before HC Financial may terminate this Agreement for any of the reasons specified above in (i), (ii) or (iii) of this Paragraph 8.02(a), it shall give written notice to Yadkin in the manner provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by HC Financial shall not become effective if, within 30 days following the giving of such notice, Yadkin shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of HC Financial. In the event Yadkin cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of HC Financial within such notice period, termination of this Agreement by HC Financial thereafter shall be effective upon its giving of written notice thereof to Yadkin in the manner provided herein.

          (b) Termination by Yadkin. Prior to the Effective Time, this Agreement
              ---------------------
may be terminated by Yadkin:

              (i) if any of the conditions to the obligations of Yadkin set forth in Paragraphs 7.01 and 7.02 shall not have been satisfied in all material respects or effectively waived in writing by Yadkin within 15 days of receipt of all shareholder and regulatory approvals (except to the extent that the failure of such condition to be satisfied has been caused by the failure of Yadkin to satisfy any of its obligations, covenants or agreements contained herein);

              (ii) if HC Financial or High Country shall have violated or failed to fully perform any of their respective obligations, covenants or agreements contained in Articles IV or VI herein in any material respect;

              (iii) if Yadkin determines that any of HC Financial's or High Country's respective representations and warranties contained in Article II hereof or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made or would have been false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Best Knowledge of any person, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, is likely to cause any such representations or warranties to become false or misleading in any material respect or that would cause any such representation or warranty to become false or misleading in any material respect except for the fact that the representation or warranty was limited to or qualified based on the Best Knowledge of any person;

              (iv) if, notwithstanding Yadkin's satisfaction of its obligations contained in Paragraphs 6.01 and 6.03, its shareholders do not approve this Agreement and the Merger at the Yadkin Shareholders Meeting, or the High Country Shareholders Meeting is not held by December 31, 2003;

              (v) if the Merger shall not have become effective on or before March 31, 2004, or such later date as shall be mutually agreed upon in writing by HC Financial, High Country and Yadkin;

              (vi) if the Yadkin Average Price is greater than $22.50; or

              (vii) if the Yadkin Board of Directors determines, in its good faith judgment and in the reasonable exercise of its fiduciary duties, based on the written opinion of its legal counsel, that the failure to terminate this Agreement would be inconsistent with the proper exercise of its fiduciary duties.

          However, before Yadkin may terminate this Agreement for any of the reasons specified above in clause (i), (ii) or (iii) of this Paragraph 8.02(b), it shall give written notice to HC Financial in the manner provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Yadkin shall not become effective if, within 30 days following the giving of such notice, HC Financial or High Country shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Yadkin. In the event HC Financial or High Country cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Yadkin within such notice period, termination of this Agreement by Yadkin thereafter shall be effective upon its giving of written notice thereof to HC Financial and High Country in the manner provided herein.

          8.03. Breach; Remedies.
                ----------------
          (a) Except as otherwise provided below: (i) in the event of a breach by Yadkin of any of its representations or warranties contained in Article III of this Agreement or in any other certificate or writing delivered pursuant to this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then HC Financial's and High Country's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02(a) or, in the alternative, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof; and (ii) in the event of any such termination of this Agreement by HC Financial or High Country due to a failure by Yadkin to perform any of its obligations, agreements or covenants contained in Articles V or VI of this Agreement, then Yadkin shall be obligated to reimburse HC Financial and High Country for up to (but not more than) $150,000 in expenses described in Paragraph 6.04 which actually have been incurred by HC Financial and High Country.

          (b) Except as otherwise provided below: (i) in the event of a breach by HC Financial or High Country of any of its representations or warranties contained in Article II of this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in Articles IV or VI of this Agreement, then Yadkin's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Paragraph 8.02(b), or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof; and (ii) in the event of any such termination of this Agreement by Yadkin due to a failure by HC Financial or High Country to perform any of its obligations, agreements or covenants contained in Articles IV or VI of this Agreement, then HC Financial or High Country shall be obligated to reimburse Yadkin for up to (but not more than) $150,000 in expenses described in Paragraph 6.04 which actually have been incurred by Yadkin, plus the amount set forth in Paragraph 8.03(c) below, should the provisions of that Paragraph be applicable.

          (c) As a condition of Yadkin's willingness, and in order to induce Yadkin to enter into this Agreement and to reimburse Yadkin for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, HC Financial hereby agrees to pay Yadkin and Yadkin shall be entitled to payment of a fee of $1,000,000 (the "Fee"), if this Agreement is terminated for the reason specified in Paragraph 8.02(a)(vii). The Fee shall be due and payable to Yadkin at the time HC Financial or High Country takes any of the actions described in Paragraph 4.02(j)(iii) or (iv) within 12 months after termination of this Agreement and shall be in addition to any amounts payable by HC Financial pursuant to subparagraph (b) above. If demand for payment of the Fee is made pursuant to this Paragraph 8.03(c) and payment is timely made, then Yadkin will not have any other rights or claims against HC Financial or High Country and their officers, directors, attorneys and financial advisors under this Agreement, it being agreed that the acceptance of the Fee under this Paragraph 8.03(c) and the payment due under Paragraph 8.03(b) will constitute the sole and exclusive remedy of Yadkin against HC Financial and High Country.

          (d) Notwithstanding any provision of this Agreement to the contrary, if any party to this Agreement breaches this Agreement by willfully or intentionally failing to perform or violating any of its obligations, agreements or covenants contained in Articles IV, V or VI of this Agreement, such party shall be obligated to pay all expenses of the other parties described in Paragraph 6.04, and (except as contemplated in Paragraph 8.02(a)vii)) such other damages as may be recoverable at law or in equity.

                                   ARTICLE IX

                                 INDEMNIFICATION

         9.01.    Indemnification Following Termination of Agreement.
                  --------------------------------------------------

          (a) By Yadkin. Yadkin agrees that, in the event this Agreement is
              ---------
terminated for any reason and the Merger is not consummated, it will indemnify, hold harmless and defend HC Financial and High Country and their respective officers, directors, attorneys and financial advisors from and against any and all claims, disputes, demands, causes of action, suits or proceedings of any third party (including any Regulatory Authority), together with all losses, damages, liabilities, obligations, costs and expenses of every kind and nature in connection therewith (including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith), whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by HC Financial or High Country:

          (i) in connection with or which arise out of, result from, or are based upon: (A) Yadkin's operations or business transactions or its relationship with any of its employees; or (B) Yadkin's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

          (ii) in connection with or which arise out of, result from, or are based upon any fact, condition or circumstance that constitutes a breach by Yadkin of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of Yadkin to perform any of its covenants, agreements or obligations under or in connection with this Agreement; or,

          (iii) in connection with or which arise out of, result from, or are based upon any information provided by Yadkin which is included in the Proxy Statement/Offering Circular and which information causes the Proxy Statement/Offering Circular, at the time of its mailing to Yadkin's shareholders and HC Financial's shareholders, to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

          (b) By HC Financial and High Country. HC Financial and High Country
              --------------------------------
agree that, in the event this Merger is not consummated, it will indemnify, hold harmless and defend Yadkin and its officers, directors, attorneys and financial advisors from and against any and all claims, disputes, demands, causes of action, suits, proceedings of any third party (including any Regulatory Authority), together with all losses, damages, liabilities, obligations, costs and expenses of every kind and nature in connection therewith (including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith), whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by Yadkin:

          (i) in connection with or which arise out of, result from, or are based upon: (A) HC Financial's or High Country's operations or business transactions or its relationship with any of its employees; (B) HC Financial's or High Country's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement; or (C) actions, suits, proceedings, injunctions or any other type of legal action brought by shareholders of HC Financial in connection with the Merger;

          (ii) in connection with or which arise out of, result from, or are based upon any fact, condition or circumstance that constitutes a breach by HC Financial or High Country of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of HC Financial or High Country to perform any of its covenants, agreements or obligations under or in connection with this Agreement; or,

          (iii) in connection with or which arise out of, result from, or are based upon any information provided by HC Financial or High Country which is included in the Proxy Statement/Offering Circular and which information causes the Proxy Statement/Offering Circular, at the time of its mailing to Yadkin's shareholders and HC Financial's shareholders, to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

     9.02. Procedure for Claiming Indemnification. If any matter subject to
           --------------------------------------
indemnification under this Article IX arises in the form of a claim (herein referred to as a "Third Party Claim") against HC Financial, High Country or Yadkin, or their respective successors and assigns, or any of their respective subsidiary corporations, officers, directors, attorneys or financial advisors (collectively, the "Indemnitees"), the Indemnitee promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to the party obligated for indemnification hereunder (the "Indemnitor"). Within 15 days of such notice, the Indemnitor either: (i) shall pay the Third Party Claim either in full or upon agreed compromise; or (ii) shall notify the applicable Indemnitee that the Indemnitor disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by the Indemnitor and the cost of such defense shall be borne by it, except that the Indemnitee shall have the right to participate in such defense at its own expense and provided that the Indemnitor shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose or agree to any liability, cost, restriction, limitation or condition of any kind that compromises the Indemnitee hereunder. In the case of an Indemnitee that is an officer, director, financial advisor or attorney of a party to this Agreement, then that party agrees that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to the Indemnitor without charge therefor except for out-of-pocket expenses. Any settlement to a Third Party Claim agreed to by an Indemnitor shall provide for an unconditional release of the Indemnitee unless the Indemnitee agrees in writing otherwise. If the Indemnitor fails to take action within 15 days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, the Indemnitee shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. The Indemnitee also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by the Indemnitor.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

     10.01. Survival of Representations, Warranties, Indemnification and Other
            ------------------------------------------------------------------
Agreements.
----------

          (a) Representations, Warranties and Other Agreements. None of the
              ------------------------------------------------
representations, warranties or agreements contained in this Agreement shall survive the Effective Time, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise.

          (b) Indemnification. The parties' indemnification agreements and
              ---------------
obligations pursuant to Paragraph 9.01 shall become effective only in the event this Agreement is terminated and shall survive any such termination, and neither of the parties shall have any obligations under Paragraph 9.01 in the event of or following consummation of the Merger and the Bank Merger.

     10.02. Waiver. Any term or condition of this Agreement may be waived
            ------
(except as to matters of required regulatory approvals and other approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof; provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not materially adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party, nor shall any such waiver be construed to be a waiver of any succeeding breach of the same term or condition or a waiver of any other or different term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand full and complete compliance with such terms.

     10.03. Amendment. This Agreement may be amended, modified or supplemented
            ---------
at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of Yadkin or the shareholders of HC Financial, by an agreement in writing approved by the Boards of Directors of HC Financial, High Country and Yadkin executed in the same manner as this Agreement; provided however, that, except with the further approval of Yadkin's shareholders and HC Financial's shareholders of that change or as otherwise provided herein, following approval of this Agreement by Yadkin's shareholders and HC Financial's shareholders no change may be made in the amount of Merger Consideration into which each share of HC Financial Common Stock will be converted.

     10.04. Notices. All notices and other communications hereunder shall be in
            -------
writing and shall be deemed to have been duly given if delivered personally or by courier or overnight delivery service, or by U.S. mail, first class postage prepaid, and addressed as follows:

If to Yadkin:                               With copy to:

William A. Long                             Ronald D. Raxter, Esq.
President and CEO                           Maupin, Taylor, P.A.
Yadkin Valley Bank and Trust Company        Highwoods Tower One, Suite 500
209 North Bridge Street                     3200 Beachleaf Court
Elkin, NC  28621-3404                       Raleigh, NC  27604
Fax: 336-835-8858                           Fax: 919-981-4300

If to HC Financial or High Country:         With copy to:

John M. Brubaker                            Edward C. Winslow, III, Esq.
High Country Bank                           Brooks, Pierce, McLendon, Humphrey &
High Country Financial Corporation          Leonard, L.L.P.
149 Jefferson Road                          2000 Renaissance Plaza
Boone, North Carolina 28607                 230 North Elm Street (27401)
Fax: 828-265-2045                           Greensboro, NC 27420-6000
                                            Fax: 336-378-1001



     10.05. Further Assurance. Yadkin, High Country and HC Financial each agrees
            -----------------
to furnish to each other party such further assurances with respect to the matters contemplated in this Agreement and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other party may reasonably request.

     10.06. Headings and Captions. Headings and captions of the Paragraphs of
            ---------------------
this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

     10.07. Gender and Number. As used herein, the masculine gender shall
            -----------------
include the feminine and neuter, the singular number, the plural, and vice versa, whenever such meanings are appropriate.

     10.08. Entire Agreement. This Agreement (including all schedules and
            ----------------
exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

     10.09. Severability of Provisions. The invalidity or unenforceability of
            --------------------------
any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

     10.10. Assignment. This Agreement may not be assigned by any party hereto
            ----------
except with the prior written consent of each of the other parties hereto.

     10.11. Counterparts. Any number of counterparts of this Agreement may be
            ------------
signed and delivered, each of which shall be considered an original and which together shall constitute one agreement.

     10.12. Governing Law. This Agreement is made in and shall be construed and
            -------------
enforced in accordance with the laws of the State of North Carolina.

     10.13. Previously Disclosed Information. As used in this Agreement,
            --------------------------------
"Previously Disclosed" shall mean the disclosure of information by Yadkin to HC Financial and High Country, or by HC Financial and High Country to Yadkin, in a letter delivered by the disclosing party or parties to the other parties prior to the date hereof, specifically referring to this Agreement, and arranged in paragraphs corresponding to the Paragraphs, Subparagraphs and items of this Agreement applicable thereto. Information shall be deemed Previously Disclosed for the purpose of a given Paragraph, Subparagraph or item of this Agreement only to the extent that a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.

     10.14 Best Knowledge. The term "Best Knowledge" as used in this Agreement
           --------------
with reference to certain facts or information shall be deemed to refer to facts or information of which officers of Yadkin, or officers of HC Financial or High Country, as the case may be, are consciously aware or of which they should have become consciously aware in the ordinary course of business and the performance of their management duties.

     10.15. Inspection.
            ----------

          (a) Any right of HC Financial or High Country under this Agreement to investigate or inspect the assets, books, records, files and other information of Yadkin in no way shall establish any presumption that HC Financial or High Country should have conducted any investigation or that such right has been exercised by HC Financial or High Country, their respective agents, representatives or others. Any investigations or inspections actually made by HC Financial or High Country or their respective agents, representatives or others prior to the date of this Agreement or otherwise prior to the Effective Time shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of Yadkin in this Agreement.

          (b) Any right of Yadkin under this Agreement to investigate or inspect the assets, books, records, files and other information of HC Financial or High Country in no way shall establish any presumption that Yadkin should have conducted any investigation or that such right has been exercised by Yadkin, its respective agents, representatives or others. Any investigations or inspections actually made by Yadkin or its respective agents, representatives or others prior to the date of this Agreement or otherwise prior to the Effective Time shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of HC Financial or High Country in this Agreement.



[The remainder of this page was left blank intentionally. Signatures are on the following page.]

     IN WITNESS WHEREOF, Yadkin, High Country and HC Financial each has caused this Agreement to be executed in its name by its duly authorized officers and its corporate seal to be affixed hereto as of the date first above written.


                                            YADKIN VALLEY BANK AND TRUST COMPANY

[CORPORATE SEAL]
                                            By:  /s/ William A. Long
                                                 --------------------
                                                    William A. Long
                                                    CEO and President

ATTEST:

/s/ Patricia H. Wooten
----------------------
Secretary



                                            HIGH COUNTRY FINANCIAL CORPORATION

[CORPORATE SEAL]
                                            By:   /s/ John M. Brubaker
                                                  ---------------------
                                                    John M. Brubaker
                                                    CEO and President

ATTEST:

/s/ Larry V. Hughes
-------------------
Secretary



                                            HIGH COUNTRY BANK

[CORPORATE SEAL]
                                            By:   /s/ John M. Brubaker
                                                  --------------------
                                                    John M. Brubaker
                                                    CEO and President

ATTEST:

/s/ Larry V. Hughes
-------------------
Secretary

     As an inducement to Yadkin Valley Bank and Trust Company to enter into this Agreement, each of the undersigned directors of High Country Financial Corporation executes this Agreement and in so doing agrees to vote all share of common stock of High Country Financial Corporation in favor of this Agreement and the Merger contemplated hereby, unless advised in writing by High Country Financial Corporation's counsel that such a vote is a breach of the directors' fiduciary duties as contemplated by Paragraph 4.01(a) of this Agreement. .

                                                         /s/ John M. Brubaker
                                                         -----------------------
                                                               John M. Brubaker
                                                               Director

                                                         /s/ Faye E. Cooper
                                                         -----------------------
                                                               Faye E. Cooper
                                                               Director

                                                         /s/ John H. Councill
                                                         -----------------------
                                                               John H. Councill
                                                               Director

                                                         /s/ Harry M. Davis
                                                         -----------------------
                                                               Harry M. Davis
                                                               Director

                                                         /s/ James C. Furman
                                                         -----------------------
                                                               James C. Furman
                                                               Director

                                                         /s/ Cecil M. Greene
                                                         -----------------------
                                                               Cecil M. Greene
                                                               Director

                                                         /s/ Dale L. Greene
                                                         -----------------------
                                                               Dale L. Greene
                                                               Director


                                                         /s/ Larry V. Hughes
                                                         -----------------------
                                                               Larry V. Hughes
                                                               Director

                                                         /s/ Reba S. Moretz
                                                         -----------------------
                                                               Reba S. Moretz
                                                               Director

                                                         /s/ C. Kenneth Wilcox
                                                         -----------------------
                                                               C. Kenneth Wilcox
                                                               Director

                                                         /s/ Roger D. Wright
                                                         -----------------------
                                                               Roger D. Wright
                                                               Director
                                       49

                                INDEX OF EXHIBITS





      Document                                                Exhibit
      --------                                                -------

   Plan of Merger                                                A

 Plan of Bank Merger                                             B

                                    Exhibit A
                                    ---------

                                 PLAN OF MERGER
                                 By and Between
                      Yadkin Valley Bank and Trust Company
                                       and
                       HIGH COUNTRY FINANCIAL CORPORATION

     1.01. Names of Merging Corporations. The names of the corporations proposed
           -----------------------------
to be merged are Yadkin Valley Bank and Trust Company ("Yadkin") and High Country Financial Corporation ("HC Financial").

     1.02. Nature of Transaction; Plan of Merger. At the "Effective Time"
           -------------------------------------
specified in the Articles of Merger filed with the North Carolina Secretary of State, HC Financial will be merged into and with Yadkin (the "Merger") as provided in this Plan of Merger.

     1.03 Effect of Merger; Surviving Corporation. At the Effective Time, and by
          ---------------------------------------
reason of the Merger, the separate corporate existence of HC Financial shall cease while the corporate existence of Yadkin, as the surviving corporation in the Merger, shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger. Following the Merger, Yadkin shall continue to operate as a North Carolina banking corporation and will conduct its business at its then legally established branch and main offices. The duration of the corporate existence of Yadkin, as the surviving corporation in the Merger, shall be perpetual and unlimited.

     1.04. Assets and Liabilities of HC Financial. At the Effective Time, and by
           --------------------------------------
reason of the Merger, and in accordance with applicable law, all of the property, assets and rights of every other kind and character of HC Financial (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to HC Financial, whether tangible or intangible) shall be transferred to and vest in Yadkin, and Yadkin shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of HC Financial, all without any conveyance, assignment or further act or deed; and, Yadkin shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of HC Financial as of the Effective Time. By virtue of the Merger, HC Financial's interest in and ownership of the outstanding shares of common stock of its wholly-owned subsidiary, High Country Bank ("High Country"), shall be transferred to and vest in Yadkin, and High Country shall become a wholly-owned subsidiary of Yadkin.

     1.05. Terms and Conditions of the Merger. The Merger shall be effected
           ----------------------------------
pursuant to the terms and conditions of this Plan of Merger and of the Agreement and Plan of Reorganization and Merger, dated as of August __, 2003, by and among HC Financial, High Country and Yadkin (the "Agreement").


     1.06. Articles of Incorporation. The Articles of Incorporation and Bylaws
           -------------------------
of Yadkin in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of Yadkin as the surviving corporation in the Merger. Three directors of HC Financial, as provided in the Agreement, shall be appointed to the Board of Directors of Yadkin, each to hold such office until removed as provided by law or until the election or appointment of their respective successors. The directors of Yadkin in office at the Effective Time shall continue to hold such offices until removed as provided by law or until the election or appointment of their respective successors. The officers of HC Financial in office at the effective time shall be named to positions with Yadkin as provided in the Agreement.

     1.07. Closing; Effective Time. The closing of the Merger and other
           -----------------------
transactions contemplated by this Plan of Merger (the "Closing") shall take place at the offices of Yadkin, in Elkin, North Carolina, or at such other place as Yadkin and HC Financial may agree, on a date mutually agreeable to Yadkin and HC Financial (the "Closing Date") after expiration of any and all required waiting periods following the effective date of required approvals of the Merger by governmental or regulatory authorities (but in no event more than sixty (60) days following the expiration of all such required waiting periods).

                                    Exhibit B
                                    ---------

                               Plan of Bank Merger
                                 By and Between
                      Yadkin Valley Bank and Trust Company
                                       and
                                HIGH COUNTRY Bank

     1.01. Names of the Merging Corporations. The names of the banking
           ---------------------------------
corporations proposed to be merged are Yadkin Valley Bank and Trust Company ("Yadkin") and High Country Bank ("High Country"). Yadkin, as parent corporation of High Country, is the owner of all of the issued and outstanding shares of capital stock of High Country.

     1.02. Nature of Transaction; Plan of Bank Merger. Subject to the provisions
           ------------------------------------------
of this Plan of Merger, at the "Effective Time" specified in the Articles of Merger filed with the North Carolina Secretary of State, High Country will be merged into and with Yadkin (the "Bank Merger").

     1.03. Effect of Bank Merger; Surviving Corporation. At the Effective Time,
           --------------------------------------------
and by reason of the Bank Merger, the separate corporate existence of High Country shall cease while the corporate existence of Yadkin, as the surviving corporation in the Bank Merger, shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Bank Merger. The duration of the corporate existence of Yadkin, as the surviving corporation in the Bank Merger, shall be perpetual and unlimited.

     1.04. Assets and Liabilities of High Country. At the Effective Time, and by
           --------------------------------------
reason of the Bank Merger, and in accordance with applicable law, all property, assets and rights of every kind and character of High Country (including without limitation all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to High Country, whether tangible or intangible) shall be transferred to and vest in Yadkin, and Yadkin shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of High Country (including all trust and other fiduciary properties, powers and rights), all without any conveyance, assignment or further act or deed; and, Yadkin shall become responsible for all other liabilities, duties and obligations of every kind, nature and description of High Country (including duties as trustee or fiduciary) as of the Effective Time.

     1.05. Cancellation of High Country Stock. At the Effective Time, all rights
           ----------------------------------
of Yadkin as sole shareholder of all of High Country's issued and outstanding shares of $5.00 par value common stock shall cease to exist and Yadkin shall receive no consideration for such shares of High Country, with such shares and all rights related thereto being canceled, terminated and extinguished.

     1.06. Articles of Incorporation, Bylaws and Management. The Articles of
           ------------------------------------------------
Incorporation and Bylaws of Yadkin in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of Yadkin as the surviving corporation in the Bank merger.

     1.07. Closing; Effective Time. The closing of the Bank Merger and other
           -----------------------
transactions contemplated by this Plan of Merger (the "Closing") shall take place at the offices of Yadkin, in Elkin, North Carolina, or at such other place as Yadkin shall designate, on such date as Yadkin shall designate (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of required approvals of the Bank Merger by governmental or regulatory authorities (but in no event more than sixty (60) days following the expiration of all such required waiting periods).